Exhibit 4.2

AMENDED AND RESTATED

JOINT VENTURE AND LIMITED LIABILITY COMPANY AGREEMENT

between

ORBITAL FLUID TECHNOLOGIES, INC.,

(referred to as “OFT”)

and

SIEMENS VDO AUTOMOTIVE CORPORATION

(referred to as “SVAC”)

THE JOINT VENTURE AND LIMITED LIABILITY COMPANY AGREEMENT originally made and entered into as of the 25th day of June, 1997 (the “Original Agreement”) as amended and restated as of October 1, 1998 (the “First Amended Agreement”) and as further amended and restated as of March 31, 2003 (the “Agreement”) by and between:

Orbital Fluid Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware, USA, having its principal office at 201 Enterprise Drive, Newport News, Virginia, USA (“OFT”);

and

Siemens VDO Automotive Corporation (formerly Siemens Automotive Corporation), a corporation duly organized and existing under the laws of the State of Delaware, USA, having its principal office at 2400 Executive Hills Drive, Auburn Hills, Michigan, USA (“SVAC”).

Orbital Engine Corporation Limited, the parent corporation of OFT (“OECL”) has delivered a Guaranty pursuant to the terms of Article 21.

WITNESSETH THAT:

WHEREAS, Orbital Engine Company (Australia) Pty. Ltd., an Affiliate of OFT and a subsidiary of OECL (“OECA”) has developed improved engine management systems for internal combustion engines (which systems, and components thereof, OECL has called its “Orbital Combustion Process” or “OCP” (as defined below)) which involve improved methods of fuel injection in combination with particular combustion chamber configurations and associated gas dynamics charging characteristics and control algorithms, and OFT has developed fuel mixture delivery systems which can be used with such systems as well as a range of internal combustion engines;

WHEREAS, SVAC and certain of its Affiliates, designs, manufactures and sells automotive systems and components, including inter alia fuel metering injectors and fuel rail assemblies, primarily for use in automotive applications and possesses substantial expertise, patents, know-how, skilled personnel, organization and facilities relating to the development, high volume manufacture, marketing and sale of fuel metering injectors and related components;

WHEREAS, OFT and SVAC held discussions concerning a possible strategic alliance, evidenced by a Letter of Intent dated on or about June 6, 1996 and subsequently updated (the “Letter of Intent”), in which they contemplated that a strategic alliance would be formed for the primary, but perhaps not exclusive, purpose of further development, exploitation, manufacturing and sale of fuel rail assemblies including charge delivery injectors (being injectors for delivering air and pre-metered quantities of gasoline directly into the combustion chamber of an internal combustion engine) patterned off the OCP charge delivery injector for use in automotive and non-automotive applications;

WHEREAS, the parties thereafter formed an equity joint venture to be structured as a limited liability company organized under the Limited Liability Company Act of the State of Delaware for the purposes of further development, manufacturing, assembly and marketing and sale of fuel rail assemblies incorporating charge delivery injectors for use in internal combustion engines, utilizing OCP, both in automotive and non-automotive applications, all on the terms and conditions set forth herein;

WHEREAS, consistent with the intention of the parties when the Original Agreement was entered into on June 25, 1997, OFT acquired and transferred to the JVC certain assets and rights and business of the partnership with Mercury Marine (a division of Brunswick Corporation) known as Meteor I relating to OCP fuel systems for motorcycle applications;

WHEREAS, in order to strengthen the JVC’s ability to create sufficient cash flow and profitability, SVAC intends to make a cash contribution to allow the purchase of the engine management port injected systems business for non automotive engines with a displacement above 125 cc sold to Rotax excluding OCP technology (“Non-Automotive System Business”) and OFT intends to transfer its marine, recreation and lawn and garden systems businesses for 2-stroke engines using OCP or Orbital lawn and garden technology (“M&R System Business”) (collectively “the Businesses”) into the JVC;

WHEREAS, the parties desire to enter this Agreement to govern their ongoing relationship as 50:50 Members in the JVC after the transfer of the Businesses to the JVC.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1: DEFINITIONS

1.1 Definitions.

(a) As used in this Agreement, the following terms shall have the following meanings (such terms to be equally applicable to the singular and plural and masculine and feminine forms of the terms defined):

(i) “Act” shall mean the Limited Liability Company Act of the State of Delaware (Title 6 Dela. Code Ann. Sections 19-101 et. seq.)

(ii) “Affiliate” of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person. “Control,” for purposes hereof, shall mean the possession of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(iii) “Agreement” shall mean this Joint Venture Agreement, as it may be amended from time to time in writing, including all schedules and exhibits attached hereto.

(iv) “Approved by the JVC Board of Directors”, or a similar term, shall mean the unanimous approval of all members of the JVC Board of Directors.

(v) “Automotive Equipment” shall mean passenger cars, trucks (including trailers for trucks), minivans, on-the-road vehicles, construction and heavy duty agricultural equipment, motor homes, or other wheeled vehicles comparable to the foregoing, but not including “Non-Automotive Equipment.”

(vi) “Book Value” means, with respect to any JVC asset, the asset’s adjusted tax basis, except as follows:

(1) The initial Book Value of any asset contributed by a Member to the JVC shall be the fair market value of such asset (as such value shall be agreed upon by the parties hereto);

(2) The Book Value of all JVC assets shall be adjusted to equal their respective fair market values under the circumstances and in the manner described in Treas. Reg §1.704-1(b)(2)(iv)(f) (regarding increases or decreases to capital accounts, upon the occurrence of certain events, in order to reflect reevaluations of JVC property) (as such value shall be agreed upon by the parties hereto).

(3) The Book Value of any JVC asset distributed to any Member shall be adjusted to equal its fair market value under the circumstances and in the manner described in Teas. Reg. §1.704-1(b)(2)(iv)(e) (regarding adjustments to capital accounts required by distributions of property by the JVC).

(4) If the Book Value of any JVC property differs from its adjusted tax basis to the JVC, then the Book Value shall thereafter be adjusted by the items of depreciation, depletion, amortization and gain or loss taken into account with respect to such property for purposes of computing Net Income or Net Loss.

“Business Transfer Agreements” shall mean the Asset Purchase Agreement and the Contribution Agreement attached to this Agreement in Exhibit J.

(vii) “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(viii) “Confidential Information” shall mean information and data of a confidential or proprietary nature delivered or disclosed visually or in written or oral form and identified at the time of disclosure as being confidential, and, if in tangible form, accompanied by a mark “Confidential” or “Proprietary” or similar notice, or if produced in intangible form and subsequently reduced to tangible form and designated with a notice that the same is “Confidential” or “Proprietary” within sixty (60) days after first disclosure. Confidential Information includes confidential or proprietary business information such as trade secrets, technical or functional specifications for a product or component, invention disclosures, process information, manufacturing process information, computer programming techniques (including source and object codes), algorithms, formulas for the composition of materials, records, models, prototypes, samples or other media containing or disclosing such information and techniques.

(ix) “Contract” shall mean any contract, lease, commitment, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument, plan or Permit.

“Expert” shall mean the person referred to in Section 14A.5.

(x) “Governmental Authority” shall mean the government of the United States or any foreign country or any state or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and shall include the Australian and New York Stock Exchanges and the Australian Securities Commission and the United States Securities and Exchange Commission.

“Gross Margin” shall mean the value of sales less the cost of those sales as determined on a consistent basis and in accordance with U.S. GAAP. In determining Gross Margin details for the purposes of this Agreement, regard shall be had to the Gross Margin apportionment details contained in Annex 1.

(xi) “JVC” or “Synerject” shall mean the joint venture limited liability company formed and operated by and between OFT and SVAC under and pursuant to this Agreement, named Synerject LLC, and its subsidiaries.

(xii) “Law” shall mean any law, statute, regulation ordinance, rule, order, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into or imposed by any Governmental Authority.

“License Agreements” shall mean the Cross Patent License Agreements attached hereto as Exhibit K, to be entered into between OECL and the JVC, and between Siemens VDO Automotive AG and the JVC, in relation to patents and the Agreement to Expand License Rights attached hereto as Exhibit L.

(xiii) “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any tax lien (other than for taxes not yet due and payable), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

(xiv) “Licensed Applications” shall mean [            *                ] vehicles with a top speed of [                        *                         *                        ] Motorcycles and [                                *             ].

(xv) “Licensed Product” (singular or plural) means a gasoline, low pressure, fuel mixture delivery system, for use in [                         *                        ], which regulates, controls, and/or delivers the fuel or fuel mixture [                            *                         ] including all components included in the [            *            ] or parts functionally comparable to the foregoing, in the fuel mixture delivery system but excluding the [             *            ]. Excluded are the [                                 *                                ]. “Fuel mixture” as referred to above, means the fuel and air to deliver and to assist in fuel delivery into the combustion chamber.

(xvi) “Marine Applications” shall mean motorized watercraft including personal watercraft, watercraft powered by outboard and inboard engines and jet boats.

(xvii) “Member” shall mean a “member” for the purposes of the Act and shall comprise OFT and SVAC severally, as appropriate and “Members” shall mean OFT and SVAC, collectively.

*	CONFIDENTIAL TREATMENT REQUESTED - THESE PORTIONS HAVE BEEN OMITTED AND ARE FILED SEPARATELY WITH THE COMMISSION

“Member Ratio” shall mean the Percentage Interest of the Members of Synerject expressed as a ratio.

(xviii) “METEOR I” and “METEOR II” shall mean the partnerships formerly owned jointly by OFT (or its Affiliates) and Brunswick Technology Corporation (or its Affiliates) which were dissolved by OFT and its affiliates.

(xix) “Motorcycles” shall mean two or three wheel vehicles, open or closed carriage, capable of hauling persons, cargo or otherwise, and including without limitation motorcycles, motorscooters, motorized bicycles, tricycles and mopeds.

(xx) “Net Income” or “Net Loss” shall mean, for each Fiscal Year, an amount equal to JVC’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a), with the following adjustments:

(1) Any income of the JVC that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this Section, shall be added to such taxable income or loss;

(2) Any expenditures of the JVC described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treas. Reg. §1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this Section, shall be subtracted from such taxable income or loss;

(3) If the Book Value of any JVC property is adjusted in accordance with Treas. Reg. §1.704-1(b)(2)(iv)(e) (regarding adjustments to capital accounts resulting from distributions of property by the JVC) or §1.704-1(b)(2)(iv)(f) (regarding increases or decreases to capital accounts, upon the occurrence of certain events, in order to reflect reevaluations of JVC property), then the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property; and

(4) If the Book Value of any JVC property differs from its adjusted tax basis to the JVC, then allocations of depreciation, depletion, amortization and gain or loss with respect to such property shall be computed by reference to the Book Value of such property in the manner described in Treas. Reg. §1.704-1(b)(2)(iv)(g).

(xxii) “Non-Automotive Equipment” shall mean vehicles other than Automotive Equipment, including Marine Applications, Motorcycles and other Recreational Applications, off-the-highway vehicles with a top speed of less than 30 kilometers an hour such as golf carts, and utility lawn and garden equipment.

“Novation Agreements” mean the agreements for the OECL Guaranty and the Siemens Loan Agreement, attached hereto as Exhibits M and N respectively.

(xxiii) “Orbital Combustion Process” or “OCP” means the engine management systems developed by OECA (and/or its Affiliates such as OFT) for a range of internal combustion engines, which involve improved methods of fuel injection in combination with particular combustion chamber configurations and associated gas dynamics charging characteristics and control algorithms, including any and all variations thereof, components thereof, and modifications, changes, improvements, additions, and enhancements thereto and versions thereof.

(xxiv) “Orbital License Agreement” shall mean the License Agreement attached hereto as Exhibit A and the Amended License Agreement between Orbital Engine Company (Australia) Pty Ltd., an Australian corporation (“OECA”), OFT and JVC attached hereto in the form of Exhibit A-1.

(xxv) “Orbital Technical Assistance Agreement,” shall mean the Technical Assistance Agreement attached hereto as Exhibit B and the Amended Technical Assistance Agreement between OECA and the JVC, attached hereto as Exhibit B-1.

(xxvi) “Permit” shall mean any permit, license, variance, certificate, approval, consent or other authorization required by or pursuant to any applicable Law.

(xxvii) “Person” shall mean any natural person, corporation, firm, association, partnership, joint venture, Governmental Authority or other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” shall mean the business plan agreed between the Members in relation to the Businesses, as contained in Annex 3.

(xxviii) “Recreational Applications” shall mean motorized vehicles for off-the-highway and amphibious usage including all-terrain vehicles, snowmobiles, but excluding Motorcycles and Automotive Equipment.

(xxix) “Related Agreements” shall mean the Orbital License Agreement, the Orbital Technical Assistance Agreement, the Siemens Administrative Services

Agreement, the Siemens License Agreement, the Siemens Loan Agreement (and the related Guaranty Agreements), the Siemens-Orbital-Synerject Agreement, the Siemens Supply Agreement, the Siemens Technical Assistance Agreement, and the Sublease, together with the amendments and restatements of such documents referenced in this Agreement.

“Reorganization Agreements” shall mean the Business Transfer Agreements, the License Agreements, and the Novation Agreements for both the OECL Guaranty and Siemens Loan Agreement.

“Review Date” shall mean June 30, 2006.

“Review Period” shall mean July 1, 2003 to June 30, 2006.

(xxx) “Siemens Administrative Services Agreement” or SASA” shall mean the SASA attached hereto as Exhibit C, to be entered into between the JVC and SVAC.

(xxxi) “Siemens License Agreement” shall mean the Siemens License Agreement attached hereto as Exhibit D and the Amended Siemens License Agreement, between SVAC and the JVC, attached hereto as Exhibit D-1.

(xxxii) “Siemens Loan Agreement” shall mean the Credit Facility Agreement attached hereto as Exhibit N, entered into between SVAC and the JVC.

(xxxiii) “Siemens-Orbital-Synerject Agreement” “SOSA” shall mean the SOSA attached hereto as Exhibit F, between SVAC, OECA and Synerject.

(xxxiv) “Siemens Supply Agreement” shall mean the Siemens Supply Agreement attached hereto as Exhibit G, to be entered into between JVC and SVAC.

(xxxv) “Siemens Technical Assistance Agreement” or “STAA” shall mean the Technical Assistance Agreement between SVAC and the JVC, attached hereto with Exhibit H.

(xxxvi) “Sublease” shall mean the form of Sublease between OFT and the JVC attached hereto substantially in the form of Exhibit I.

(xxxvii) “Systems Integration” shall mean the engineering, application, adaptation, research and development, improvement, testing, refinement, and cost reduction of OCP Engine Management Systems and EFI Engine Management Systems for Licensed Applications, and the supply of components for such.

“EFI Engine Management Systems” means those applications for which Synerject is licensed by Siemens Automotive S.A. (Toulouse, France) (“Siemens S.A.”) to use Siemens S.A. know-how.”

(xxxviii) “Taxes” shall mean all taxes, including, without limitation, federal, foreign, state or local net or gross income, gross receipts, sales, use, ad valorem, value-added, franchise, withholding, payroll, employment, excise, property or similar taxes, assessments, duties, fees, levies or other governmental charges, together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts.

(xxxix) “Transfer” shall mean, with respect to any asset, property, right or interest, the sale, assignment, pledge, transfer, hypothecation, conveyance or divestiture thereof.

(xxxx) “U.S. GAAP” shall mean generally accepted accounting principles as used in the United States.

(xxxxi) “Weighted Average” means the average Percentage Interest held by a Member during the period in question. For example, if the Percentage Interests of the Members were 50% - 50% during twenty days of a thirty-day period and 60% -40% during the remaining ten days, then the Weighted Averages for the period in question would be 53.33% and 46.67%, respectively.

(b) All money amounts in this Agreement are understood to be expressed in United States Dollars.

(c) References to the words “includes”, “include” or “including” are intended as words of inclusion, not words of exclusion, and shall be construed as though they were followed by words “but shall not be limited to” or similar words.

ARTICLE 2: PURPOSES

2.1 Purposes of Agreement. The purpose of the Original Agreement was to provide for the establishment, ownership, management and operation by the parties of a limited liability company (that is, the JVC) to be formed under the Act. The purpose of this amended Agreement is to set out the rights and obligations of the parties in their capacity as Members of the JVC, subsequent to the transfer to the JVC of the Businesses.

2.2 Purposes of JVC. The purposes and business scope of the JVC after the transfer of the Businesses, shall be the marketing, sale and manufacture, research and development in the area of engine management of:

(a) non-automotive systems and components; and

(b) automotive components related to OCP.

Subject to the terms of this Agreement, the Related Agreements, the Reorganization Agreements and applicable law , the JVC, acting by and through the JVC Board of Directors, shall have all powers necessary or desirable in connection with the foregoing purposes.

ARTICLE 3: FORMATION, NAME, ETC.

3.1 Formation. Upon execution and delivery of the Original Agreement and all of the Related Agreements, the parties (a) established the JVC in accordance with the Act and the Original Agreement and (b) filed and recorded with the State of Delaware and all other necessary Governmental Authorities the JVC’s Certificate of Formation substantially in the form of Schedule 3.1 and all other documents required or appropriate under the laws of any other jurisdiction in which the JVC proposes to carry out its business.

3.2. Name. The name under which the JVC is conducted is Synerject LLC or such other name as the Members may select. The Members shall execute and file with all appropriate Governmental Authorities all assumed name statements required by Law to be filed and published in connection with the operation of the JVC.

3.3 Operating Agreement. This Agreement shall constitute the operating agreement of the JVC. If any discrepancy is found between this Agreement and the Act, the parties shall amend this Agreement as appropriate or necessary, in order for this Agreement to be consistent with the Act.

3.4 Voting Rights of Members. OFT and SVAC each shall have one (1) vote as to any matter requiring the approval or vote of the Members (as opposed to the voting rights of members of the Board of Directors of the JVC as defined in Article 10).

3.5 Principal Place of Business. The principal place of business of the JVC shall be 201 Enterprise Drive, Newport News, Virginia, in the United States of America. The JVC may change such place of business and may have such additional offices as may be approved by the JVC Board of Directors.

3.6 Registered Agent and Registered Office. The name of the JVC’s initial agent for service of process on the JVC in Delaware will be The Corporation Trust Company and the address of its registered office in Delaware will be The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

3.7 Term. This Agreement shall continue in effect for an initial term (“Term”) of twenty (20) years, commencing with the date of execution of the Original Agreement, unless sooner terminated as provided in Article 15 of this Agreement or by mutual written agreement of the parties. This Agreement (and any Related Agreement) shall be subject to renewal upon such terms and conditions as shall be mutually agreed in writing by the parties. “Term” shall include not only the initial Term but any renewal term or extension period.

3.8 Property. Except as otherwise provided in this Agreement, the Related Agreements or any other Contract to which the JVC is or becomes a party, (i) all assets and property, whether real, personal or mixed, tangible or intangible, including contractual rights, owned or possessed by the JVC shall be owned or possessed in the name of and by the JVC, and (ii) no Member individually shall have any separate ownership or right of possession in such assets, property or rights.

ARTICLE 4: [INTENTIONALLY LEFT BLANK]

ARTICLE 5: CAPITAL CONTRIBUTIONS

5.1 Initial Capital Contributions. The parties made cash capital contributions to the JVC (the “Initial Capital Contributions”) in the amounts and on the dates listed in Schedule 5.1. All cash contributions shall be held and invested by the JVC in one or more U.S. government obligations, certificates of deposit or bank money market funds, as determined and approved by the JVC Board of Directors, until used in connection with the business of the JVC pursuant to the Annual Budget and Business Plan (as defined in Section 12.2 of the JVC) then in effect and pursuant to Section 9.1.

5.1A Further Capital Contributions. Contemporaneously with this Agreement, each of the Members shall capitalize an amount of US$6,250,000 in respect of accounts payable owed by the JVC to such Member. The Capital Account of each Member shall be increased by the amount so capitalized consistent with Section 5.7(b) of this Agreement.

5.1B OFT will enter into a contribution agreement with the JVC to contribute, in kind, the business and related systems assets of its M&R System Business. The Members agree on a fair market value of US$1.1 million. The Capital Account of OFT shall be further increased by the amount of US$1.1 million, consistent with Section 5.7(b) of this Agreement.

5.1C SVAC will contribute an amount of US$1.1 million in cash. The Capital Account of SVAC shall be further increased by the amount of US$1.1 million on account of such cash contribution, consistent with Section 5.7(b) of this Agreement. The Members will cause the JVC to use the cash amount so contributed to purchase, by virtue of an asset purchase agreement, the business and certain assets of the Non Automotive Systems Business.

5.1D The effective date for the above further contributions is April 1, 2003.

5.2 Lease of Assets by Members. The JVC leased certain of OFT’s fixed assets described in Schedule 5.2 of the Original Agreement from a third party lessor on mutual acceptable terms for use by the JVC.

5.3 Additional Capital Contributions. Except as specifically approved by the JVC

Board of Directors and by the Members, and except as provided above in Section 5.1, Section 5.1A, Section 5.1 B, Section 5.1 C and Schedule 5.1, no Member shall be required to make any capital contributions to the JVC beyond those provided for in Schedule 5.1. Any further capital contributions as may be approved by the JVC Board of Directors shall be provided by each Member in proportion to such Member’s Percentage Interest (as defined in Section 7.1). In the event that any Member (a “Non-Contributing Member”) shall fail to contribute all or any portion of his additional capital contribution within 60 days of the due date specified in the notice for a call for additional capital contributions (or such later date as determined by the JVC Board of Directors, in their sole discretion), the Member who has not failed to contribute its additional capital contribution pursuant to such call (the “Contributing Member”) may, but is not required to, contribute all or any portion of the additional capital contribution that such Non-Contributing Member failed to contribute. If a member fails to make a capital contribution or if the Contributing Member makes an additional Capital Contribution to cover the failure of a Non-Contributing Member to make its required Contribution, the Percentage Interest of the Contributing Member shall be increased to equal the ratio that the Contributing Member’s aggregate Capital Contributions (less any distributions to such Member from the JVC) after the additional capital contributions, bears to the aggregate Capital Contributions received to date by the JVC (less any distributions to date to the Members from the JVC).

5.4 Deeds, Bills of Sale, Etc.. Each Member shall execute and deliver such deeds, bills of sale, assignments and other appropriate conveyance documents as are necessary to vest good and marketable title in the JVC to any assets sold or contributed by such Member to the JVC pursuant to this Agreement, the Related Agreements or the Reorganization Agreements.

5.5 Withdrawal of Capital Contributions. Except as otherwise required by law or expressly provided herein, no portion of a Member’s contributions to the JVC may be withdrawn by that Member without the prior written consent of the other Member.

5.6 Interest on Capital Contributions. No Member shall be entitled to interest on its capital contributions to the JVC (as opposed to any loans to the JVC, as to which interest shall be determined by the parties).

5.7 Capital Accounts. An account shall be maintained on the books of the JVC for each Member (“Capital Account”) as follows:

(a) The initial Capital Account of a Member shall be an amount equal to the Initial Capital Contribution made by that Member pursuant to Section 5.1.

(b) Thereafter, the Capital Account of each Member shall be:

(i) increased by:

(1) the amount of any additional cash contributed by such Member to the JVC;

(2) the fair market value of any property contributed to the JVC by such Member, net of any liabilities secured by such property that the JVC is considered to assume or take subject to under Code Section 752;

(3) the Member’s allocable share of JVC’s Net Income (including amounts specifically allocated to the Member under Sections 7.8, 7.9 or 7.10);

(4) the amount, if any, of the JVC’s liabilities that are assumed by such Member (other than liabilities that are secured by any JVC property distributed by the JVC to such Member) as provided in Treas. Reg. §1.704-1(b)(2)(iv)(c)(1); and

(5) the amount of any further capital contributions by such Member, including contributions referred to in Section 5.1A (in respect of both OFT and SVAC), Section 5.1B in respect of OFT and Section 5.1C in respect of SVAC

and

(ii) decreased by:

(1) the amount of any cash distributed to such Member by the JVC;

(2) the fair market value of any property distributed by the JVC to such Member, net of any liabilities secured by such property that the Member is considered to assume or take subject to under Code Section 752;

(3) the Member’s allocable share of the JVC’s Net Losses (including amounts specifically allocated to the Member under Sections 7.8, 7.9 or 7.10); and

(4) the amount, if any, of such Member’s individual liabilities that are assumed by the JVC (other than liabilities that are secured by property contributed by such Member to the JVC) as provided in Treas. Reg. §1.704-1(b)(2)(iv)(c)(2).

5.8 Compliance With Existing Treasury Regulations. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation §1.704-1(b), or any successor thereto, and shall be interpreted and applied in a manner consistent with such Regulations.

5.9 Tax Elections. In the event of any permitted transfer by any Member of such Member’s interest in the JVC pursuant to this Agreement, or upon the withdrawal, bankruptcy or dissolution of any Member, the JVC may, but shall not be required to, elect to cause the basis of the JVC’s assets to be adjusted for federal income tax purposes pursuant to Section 734, 743 and 754 of the Code. Each Member agrees to supply to the JVC any necessary information to give effect to any such election. Any additional costs incurred by the JVC in making such adjustments shall be charged to the Members whose acquisition of an interest in the JVC or receipt of a distribution results in such adjustments. In the event that the JVC makes an election under Code Section 754 to make Code Sections 734(b) and 743(b) applicable to a transaction involving the JVC, the Members’ Capital Accounts shall be adjusted as provided in Treas. Reg. §1.704-1(b)(2)(iv)(m).

5.10 Retention of Liabilities and Assets by OFT, SVAC and their Affiliates.

(a) Notwithstanding anything else to the contrary contained in this Agreement, the Related Agreements or the Reorganization Agreements, OFT and its Affiliates shall retain, honor, pay and, in due course, discharge all Liabilities (as defined below) relating to or arising out of the operation of the business of OFT or its Affiliates prior to the formation of the JVC and the operation of the M&R System Business prior to its transfer to the JVC, including, without limitation, liabilities relating to accounts payable, accounts receivable, known and unknown litigation, claims, disputes and proceedings.

(b) Notwithstanding anything else to the contrary contained in this Agreement, the Related Agreements or the Reorganization Agreements, SVAC and its Affiliates shall retain, honor, pay and, in due course, discharge all Liabilities (as defined below) relating to or arising out of the operation of the Non Automotive System Business prior to its transfer to the JVC, including, without limitation, liabilities relating to accounts payable, accounts receivable, known and unknown litigation, claims, disputes and proceedings.

“Liabilities” shall mean all debts, adverse claims, liabilities, judgments, expenses and obligations, whether accrued, contingent or otherwise and whether known or unknown, including those arising under any law (including the common law) or any rule or regulation of any Governmental Authority or imposed by any court or any arbitrator in a binding arbitration, resulting from, arising out of or relating to the assets, activities, operations, actions or omissions of a Person or its Affiliates, or products manufactured or sold thereby or services provided thereby, or under contracts, agreements (whether written or oral), leases, commitments or undertakings thereof.

(c) Except as otherwise specifically provided in this Agreement, the Related Agreements and the Reorganization Agreements, each Member (and its respective Affiliates) shall retain and enjoy the full benefit of all assets of every kind and nature relating to or arising out of the operation of the business of each Member (and its respective Affiliates), including, without limitation, cash, bank accounts, accounts receivable, intangibles and all other real and personal property.

ARTICLE 6: DEBT-FUNDING

6.1 Debt-Funding. Simultaneously upon execution of the Original Agreement, SVAC arranged for one of its Affiliates to make available a line of credit to the JVC. SVAC has accepted an assignment from Siemens Capital Corporation of the original Siemens loan agreement and the existing corporate guaranty of OECL in respect of the line of credit made available under that agreement to the JVC. SVAC and OFT have agreed on the Siemens Loan Agreement according to Exhibit E and the corporate guaranty issued by OECL and the revised loan arrangements.

6.2 Guarantees and Encumbrances. The repayment of all principal and interest on all loans, interest thereon and related obligations (“Indebtedness”) incurred by the JVC pursuant to the Siemens Loan Agreement have been guaranteed by OECL for fifty percent (50%) of all outstanding Indebtedness of the JVC. The JVC shall not encumber, purport to encumber or deal with as security, collateral or surety any rights in any technology, information or other intellectual property (including know-how and Confidential Information), owned, developed, licensed, used or otherwise in the possession of the JVC, SVAC, OFT (or their respective Affiliates).

ARTICLE 7: PERCENTAGE INTEREST AND ALLOCATIONS

7.1 Percentage Interest. Subject to changes in the percentage interest occurring due to the circumstances described in Section 5.3 and Articles 14 and 14C, the Members shall have a 50% percentage interest in the JVC (a “Percentage Interest”).

7.2 Allocation of Net Income and Net Losses. The Net Income and the Net Losses of the JVC shall be allocated between the Members in proportion to their respective Percentage Interests for the relevant period (or the Weighted Average thereof for the relevant period if Percentage Interests change in the relevant period).

7.3 Allocation of Credits. Any tax credit generated by the JVC for a fiscal year shall be allocated between the Members in proportion to the respective Percentage Interests (or the Weighted Average thereof for the relevant period if Percentage Interests change in the relevant period) at the time such credit arises.

7.4 Allocations with Respect to Certain Contributed Property. If any asset is contributed (as opposed to sold or leased) to the JVC by a Member and the Book Value of that asset on the books of the JVC differs from its adjusted tax basis (a “Book-Tax Disparity”) and such Book-Tax Disparity arose from such a difference as of the date of contribution, then income, gain, loss or deduction attributable to such asset shall, solely for tax purposes, be allocated between the Members in a manner so as to take into account such Book-Tax Disparity in accordance with Section 704(c) of the Code and the regulations thereunder.

7.5 Allocations Following Capital Transactions. If the Book Value of any JVC property is adjusted in accordance with Treas. Reg. §1.704-1(b)(2)(iv)(f), then, solely for federal income tax purposes, subsequent allocations of depreciation, depletion, amortization and gain or loss with respect to such property shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the regulations thereunder.

7.6 Federal Income Tax Allocations. Except as provided in Sections 7.4 and 7.5 all income, gain, loss and deductions of the JVC determined for federal income tax purposes shall be allocated between the Members in the same manner that the items of Net Income and Net Losses to which such income, gain, loss and deductions are attributable, are allocated.

7.7 Recharacterization of Items. In the event that any adjustment (including any correlative adjustments) of income, gain, loss, deductions or credit under Section 482 of the Code (or other analogous provisions) is required in respect of any actual or deemed transactions between a Member and the JVC, as between the JVC and any other entity, or if any transaction is recharacterized as a JVC item, or any JVC item is recharacterized as a deemed contribution or deemed distribution, such adjustment (including all related adjustments and deemed contributions and distributions) shall be specifically allocated to the Member or Members with respect to which such adjustment relates.

7.8 Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement, if there is a net decrease in Partnership Minimum Gain (as defined in Treas. Reg. 1.704-2(d)) during any JVC Fiscal Year, each Member who would otherwise have a deficit balance in its Capital Account at the end of such year shall be specially allocated items of JVC income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Treas. Reg. §1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. §1.704-2(f)(6) and 1.704-2(j)(2). This Section is intended to comply with the minimum gain chargeback requirement of Treas. Reg. §1.704-2 and shall be interpreted consistently therewith.

7.9 Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain (as defined in Treas. Reg. §1.704-2(i)) attributable to a Partner Nonrecourse Debt (also as defined in Treas. Reg. §1.704-2(i)) during any Fiscal Year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treas. Reg. §1.704-2(i)(5), shall be specially allocated items of JVC income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Treas. Reg. §1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. §1.704-2(i)(4) and 1.704-2(j)(2). This Section is intended to comply with the minimum gain chargeback requirement of Treas. Reg. §1.704-2(i)(4) and shall be interpreted consistently therewith.

7.10. Allocation of Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions (as defined in Treas. Reg. §1.704-2(i)(2)) for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt (as defined in Treas. Reg. §1.704-2(b)(4)) to which such Partner Nonrecourse Deductions are attributable, in accordance with Treas. Reg. §1.704-2(i)(1).

ARTICLE 8: DISTRIBUTIONS

8.1 Working Capital. Any cash balances shall be managed and maintained for the JVC by the JVC’s executive officers, at the direction of the JVC’s Board of Directors in accordance with Section 5.1.

8 2. Distribution of Distributable Funds. In the event cash or cash equivalents held by the JVC exceed the net anticipated cash requirements (excluding such items as reserves and capital expansion plans) of the JVC for the immediately-following semi-annual period (as set forth in the Annual Budget and Business Plan (the “Business Plan”) or any subsequent approved budget), such excess cash shall be applied in the following order: (1) to the repayment of all outstanding loans from Members or its Affiliates to maintain the JVC’s debt/equity ratio required under the then-existing Business Plan; and (2) to the Members as a distribution in accordance with Section 8.2 and 8.3. Any JVC distribution of cash or property must be approved by the JVC Board of Directors and shall be distributed to each Member in proportion to its respective Percentage Interest immediately prior to such distribution.

8 3. Liquidating Distributions. When applicable, liquidating distributions by the JVC shall be made to each Member in accordance with the provisions of Section 15.5.

ARTICLE 9: THE JVC’s BUSINESS OPERATIONS

9.1 The Business. (a) Immediately upon formation of the JVC, (i) the Members made the Initial Capital Contributions pursuant to Section 5.1 and Schedule 5.1 of the Original Agreement, (ii) the JVC made a [            *            ] license fee payment to OFT pursuant to the Orbital License Agreement, and (iii) the Members and the JVC’s Board of Directors approved the initial Business Plan (attached as Schedule 9.1(a)(i)). On July 1, 1997 the JVC purchased certain prepaid expense assets and existing inventory from OFT as described in Schedule 9.1(a)(ii) for an estimated fair market value of $800,000 (such amount as determined by the Members to be adjusted pursuant to a valuation of such assets conducted after formation of the JVC). Immediately after all such contributions, payments and approvals, the JVC commenced its business.

(b) On [            *            ], immediately upon receipt by the JVC of the capital contributions required to be made by the Members on such date pursuant to Section 5.1 and Schedule 5.1 of the Original Agreement, the JVC made a [            *            ] license fee payment to OFT pursuant to the Orbital License Agreement.

*	CONFIDENTIAL TREATMENT REQUESTED - THESE PORTIONS HAVE BEEN OMITTED AND ARE FILED SEPARATELY WITH THE COMMISSION.

(c) In order that OFT and SVAC might collaborate in the development of Systems Integration for Licensed Applications, OFT transferred to the JVC certain assets which were formerly a part of Meteor I. SVAC transferred to the JVC all of its current Systems Integration activities and opportunities in the Motorcycle market.

9.2 Delivery of Reorganization Agreements. At the latest within one month of the execution and delivery of this Agreement, SVAC and OFT shall, and shall cause their respective Affiliates to, execute and deliver all of the Reorganization Agreements effective from April 1, 2003 or such later date as may be agreed between the parties.

9.3.1 Employees. Upon execution of the Original Agreement, the JVC offered employment to each of the current OFT employees listed on Schedule 9.3(i) at the compensation and benefit levels described in Schedule 9.3 (i). The JVC may hire or contract employees as necessary to operate its business and to meet the goal of its then-existing Business Plan. Each Member shall make available its employees for hire by the JVC and the JVC may also make its employees available for hire by either of the Members (or their Affiliates); provided, however, that if any Member or the JVC wishes to hire or solicit for hire any employee of the other Member or the JVC, such Member or the JVC shall only do so through the other Member’s or the JVC’s department in charge of human resources or personnel recruitment; provided further, however, that nothing in this Agreement shall restrict or preclude either Member (or their Affiliates) or the JVC from making generalized searches for employees by use of advertisements in the media or by engaging search firms to engage in the searches not targeted or focused on employees of respective Members or of the JVC. The JVC shall reimburse OFT for all of OFT’s costs associated with any retention, termination, outplacement or severance payments relating to the termination of the OFT employees listed on Schedule 9.3(iii) on the dates of termination and for the estimated termination payments described on Schedule 9.3(iii). If such employees are not terminated on the dates indicated in Schedules 9.3(iii), the JVC shall not be responsible for reimbursing OFT for any additional costs of OFT associated with any retention, termination, outplacement or severance payments beyond such termination date unless such extensions are mutually agreed to in advance by the Members. Except as provided in the preceding sentence, OFT shall retain all Liabilities (as defined in Section 5.10) with respect to the termination of the employees listed on Schedule 9.3(iii) including any claims or lawsuits relating to the wrongful termination or discrimination.

Notwithstanding anything to the contrary in this Agreement, the Members agree to cause Synerject to not entice away or endeavour to entice away from any Member any person who is a director or employee of the Member or its Affiliates at any time after January 1, 2003 without first consulting with and obtaining the approval of the relevant Member.

9.3.2 Additional Employees. In connection with the expanded scope of the JVC contemplated in the first amended Agreement, the JVC offered employment to such employees of Meteor I as it chose and provided them with compensation and benefit levels generally comparable to their present compensation and benefits. OFT assumed responsibility for all other Meteor I employees and remains liable for any retention, termination, outplacement or severance payments payable to such employees

9.4 Components and Services. The Members may, at the request of the JVC, supply the JVC with supplies, parts and services for use in the design, development or manufacture of Licensed Products as well as products of the Businesses. Such supplies, parts and services will be supplied to the JVC through a purchase order or agreement, and at all times consistent with the JVC’s goal of delivering the highest quality products and services for the lowest competitive price.

(a) It was the intention of the parties in the Original Agreement for the JVC to utilize the manufacturing capabilities (including the properties, plant, equipment and employees) of SVAC to manufacture, assemble and test Licensed Products, and for SVAC to provide air blast injectors and air and fuel rail assemblies to the JVC pursuant to the terms and conditions of the Siemens Supply Agreement. The JVC was entitled to utilize SVAC’s manufacturing capabilities (including SVAC’s properties, plant, equipment and employees) from the time of the JVC’s formation until the time that the JVC’s manufacturing volume or activities required a separate facility or significant equipment expansion, as determined by mutual agreement of the Members and as anticipated by the then-existing Business Plan. The parties agreed that a JVC employee may not, under any situation or circumstance, supervise or give work directions to Collective Bargaining Unit employees of SVAC. Thereafter, the JVC should have investigated, planned and if thought fit, established and operated, with the technical assistance and guidance of SVAC, an independent manufacturing facility for Licensed Products. In the course of providing facilities, equipment, services, personnel and manufacturing capabilities to the JVC pursuant to this Agreement, the Siemens Supply Agreement and the Siemens Administrative Services Agreement, SVAC (and its Affiliates) shall not have any liability for any damages of any kind whatsoever (including any indirect, special, punitive or consequential damages) to the JVC, OFT or any of OFT’s Affiliates, employees, directors, agents or advisors, for any acts or omissions relating to or arising out of the provision of SVAC’s services, facilities, equipment, personnel and manufacturing capabilities or by reason of the fact that such services and capabilities were provided at SVAC’s facilities under the control or direction of SVAC, its affiliates, employees or agents, except to the extent that such damages were the primary result of the gross negligence or willful misconduct of SVAC, its Affiliates or their respective employees, directors, agents or advisors. Except as stated above, OFT and its Affiliates hereby [                                *                                 ] of any kind whatsoever relating to SVAC’s obligations under this Section or under the Siemens Supply Agreement or the Siemens Administrative Services Agreement.

(b) SVAC and its Affiliates will also be the JVC’s preferred supplier of electronic control unit commonly known as the “ECU”, fuel metering injectors, air and fuel pressure regulator products, fuel pumps, sensors, and components of SVAC’s portfolio on competitive commercial and technical terms to be agreed to by SVAC and the JVC.

*	CONFIDENTIAL TREATMENT REQUESTED - THESE PORTIONS HAVE BEEN OMITTED AND ARE FILED SEPARATELY WITH THE COMMISSION

(c) OECL and its Affiliates shall be the JVC’s preferred supplier of technical, engineering and development services relating to the application control and integration of Licensed Products to OCP internal combustion engines.

(d) The parties shall take all reasonable and appropriate steps to assist the JVC to undertake fuel Systems Integration for Licensed Applications and the Businesses, by making available engineering skills and assistance wherever practicable.

(e) The Members acknowledge that the Members currently supply goods and/or services to Synerject and that it is in the best interests of Synerject to continue to purchase those goods and/or services from the Members rather than undertake activities designed to replicate the provision of those goods and/or services.

(f) The Members further acknowledge that it is in the best interests of Synerject to preferably purchase goods and/or services from the Members and their Affiliates rather than third parties. To the extent possible, Synerject shall, prior to awarding any contract for the provision of such goods and/or services to a third party, and without disclosing specific details of any third party offer, provide the Members with the opportunity to reconsider any offer that the Members or their Affiliates may have made in respect of such “last call”.

ARTICLE 10: JVC GOVERNANCE RULES

10.1 JVC Board of Directors.

(a) The JVC shall have a board of directors (the “JVC Board of Directors”) which shall be the governing authority of the JVC, consisting of six (6) persons, two (2) of whom shall be appointed by SVAC, two (2) of whom shall be appointed by OFT and the remaining two (2) shall be the persons occupying the positions of CFO and CEO of the JVC from time to time. Either Member may substitute or change one or more of its designated JVC Board of Directors members at any time. The JVC Board of Directors shall hold meetings at least four times per calendar year at such times and places as its members from time to time determine or more frequently upon the request of either Member upon not less than fourteen (14) days notice. One Member of the Board (other than the CEO and CFO) shall act as Chairman of each meeting with such Chairman rotating between an OFT and SVAC designee at each meeting. No person who is not an employee of the Members or their Affiliates may attend or participate in meetings of the JVC Board of Directors unless agreed to by both Members, except to the extent necessary to make reports or presentations or to perform other tasks approved by the JVC Board of Directors. The JVC Board of Directors may also hold meetings by telephone (provided that all of the directors at the meeting can hear and be heard by all other participating members) or act without a meeting by three quarter majority written consent. Other than for the purposes of Section 10.2(a), a quorum shall consist of five members of the JVC Board of Directors, provided that each of the designees of both OFT and SVAC must be present. For the purposes of Section 10.2(a), a quorum shall consist of the designees of both OFT and SVAC. Any member of the JVC Board of Directors may invite additional persons in the employ of one of the Members or its Affiliates to attend such meetings as may be appropriate. No action at a meeting of the JVC Board of Directors in which a quorum is present shall be effective unless authorized by a three quarter majority vote or written consent of not less than three quarters of the directors present. At each meeting of the JVC Board of Directors, the CEO and CFO of the JVC shall present a report on the financial results, engineering, development, marketing and other material activities of the JVC as may be required by the JV Board of Directors.

(b) In the event that a “Deadlocked Board” occurs (as defined below) the deadlocked matter may be submitted, at the option of and upon ten (10) days notice by, OFT or SVAC for discussion and resolution thereof, to the respective Escalation Review Officers (as defined below). The Escalation Review Officers shall mean the Chief Executive Officer of SVAC and the Chief Executive Officer of OECL. A Deadlocked Board shall be deemed to have occurred in the following circumstances:

(i) A dispute arises among the Board of Directors members pertaining to a matter submitted to the Board which is related to the JVC and such matter cannot be resolved by the Board of Directors within thirty (30) days after the matter is initially submitted to the Board of Directors for a vote, as evidenced by the required three quarter majority of votes not being obtained each time the matter is submitted for a vote during such time; or

(ii) In the event one of the Board of Directors members designated by one Member fail to attend or participate in (in person or by telephone or video) two consecutive meetings of the Board of Directors which were duly called and noticed, so that a quorum is not obtained at such meetings.

Any resolution agreed to by the Escalation Review Officers shall be final and binding on the JVC. If the Escalation Review Officers cannot agree on a resolution thirty (30) days after each of them is notified that a Deadlocked Board exists with respect to such matter, then either Member shall be free to pursue any of its rights pursuant to this Agreement and any rights pursuant to applicable law; provided, however, that the Members may mutually agree to extend the time period for resolution of the Deadlocked Matter.

(c) Unless otherwise agreed by the Members, no Director, unless working for the JVC on a full-time basis as an employee, shall be remunerated by the JVC for services to the JVC. Travel and other costs incurred by Directors or committee members in connection with attending meetings of the Board of Directors and other services performed for or on behalf of the JVC shall be the responsibility of the Members individually and shall not be charged to the JVC.

10.2 Major Decisions. The daily management of the business and affairs of the JVC shall be conducted by the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”), or as otherwise directed by the JVC Board of Directors, except that the following matters may not be delegated by the JVC Board of Directors and shall require the approval of the JVC Board of Directors:

(a) the appointment of, and the amount and terms of all compensation and benefits payable to, the CEO and CFO and other executive officers of the JVC, and approval of the policies and guidelines for (the application of which shall be the responsibility of the CEO and CFO) base salaries, hourly rates and bonuses of any persons in the employ of the JVC and approval of any pension, medical, life insurance or other benefits of such persons, provided that the CEO and the CFO shall not participate in Board discussions, or vote on any resolution, relating to their respective terms of employment;

(b) any capital expenditures by the JVC not included in the Annual Budget and Business Plan in excess of $250,000 or a series of related capital expenditures made concurrently which are in excess of such amount;

(c) obtaining a commitment for or borrowing any amounts in the name of the JVC pursuant to any loan, bonds, lease financing obligations, guarantees or other indebtedness, or indemnification or guarantee by the JVC of any Person or placing or permitting to be placed any Lien on any assets of the JVC;

(d) [Intentionally left blank];

(e) the time and amounts of any distributions of cash or the property to the Members;

(f) the expansion or change in the JVC’s product lines, selection of JVC facilities, and the development of facilities expansion plans of the JVC;

(g) the formation, capitalization or dissolution of any subsidiary, or the entering into by the JVC of other partnership, merger, joint venture, acquisition, divestiture or strategic agreements or arrangements with third parties;

(h) the selection of the independent certified public accountants to audit the books and records of the JVC;

(i) the determination of any change in the fiscal year of the JVC, or any change in the method of accounting, arranging for necessary financial, administration and bookkeeping services, including the adoption, amendment or termination of any employee benefit plans, policies, guidelines or any employment or severance arrangement ;

(j) [Intentionally left blank];

(k) approval of additional contributions of capital, assets, properties or rights to the JVC (other than as already provided in Section 5.1 or Schedule 5.1);

(l) entering into or terminating any Contract or series of Contracts which require payments by the JVC in excess of $250,000 (not including those incorporated or provided for in the Annual Budget and Business Plan);

(m) any transaction to which the JVC, on the one hand, and a Member or any Affiliate of any Member, on the other hand, are parties (including any employee, officers or directors of such Member or Affiliates);

(n) the amendment of any Related Agreements or Reorganization Agreements to which the JVC is a party;

(o) the discharge of any salaried person employed by the JVC who performs senior management or executive officer functions;

(p) [Intentionally left blank];

(q) the acquisition, divestiture, licensing or sub-licensing of any technology, know-how, intellectual property, patents or trademarks of the JVC (except as otherwise permitted by this Agreement, the Related Agreements or the Reorganization Agreements);

(r) approval of each Annual Budget and Business Plan of the JVC;

(s) any transaction involving the JVC which is not in the ordinary course of its business;

(t) entering into any arrangement or contract which expressly by its terms makes the JVC liable for special, punitive, indirect or consequential damages;

(u) the authorization of any person to sign checks or similar instruments on behalf of the JVC and of such persons who shall be registered with financial institutions for such purpose;

(v) amendment of the JVC’s Certificate of Formation;

(w) the liquidation, suspension or dissolution of the JVC, subject to Sections 15.4 and 15.5;

(x) the settlement by the JVC of any material claim, arbitration, litigation or similar legal proceeding; and

(y) entering into any Contract providing for the foregoing or amending or altering any of the foregoing after it has been approved by the JVC Board of Directors. In addition, the JVC Board of Directors shall have the authority to take action with respect to any other matter not specifically set forth above in the manner set forth in Section 10.2; provided, however, that, notwithstanding the foregoing, the JVC Board of Directors shall not have the authority to take any action contrary to this Agreement without a written amendment hereto.

10.3 CEO & CFO. Subject to the direction of the JVC Board of Directors and subject to Section 10.2, the daily management of the business and affairs of the JVC shall be conducted by the CEO and CFO acting jointly. The JVC Board of Directors shall appoint subject to Section 10.2 (a) the CEO and CFO to serve for such time as the JVC Board of Directors shall approve. The respective duties and responsibilities of the CEO and CFO shall be those that are typically given to persons with such titles at other companies engaged in similar lines of businesses as the JVC. The JVC may also hire other officers and employees (including a corporate secretary), who shall be appointed by and report to the CEO and CFO acting jointly. No officer or employee shall take any action on behalf of the JVC which is not authorized by this Agreement, the JVC Board of Directors or the CEO and CFO. The CEO and CFO shall be required to jointly approve (a) the purchase of all capital equipment by the JVC and (b) the preparation, form and substance of the Annual Budget and Business Plan of the JVC, which shall be submitted to the JVC Board for its approval.

10.4 Limitations on the Members.

(a) No Member shall, in the name of or on behalf of the JVC, act without the prior consent of the JVC Board of Directors or the other Member, as the case may be;

(b) No Member shall be liable to third Persons for JVC losses, deficits, liabilities or obligations except as specifically otherwise provided herein or expressly agreed to in writing by such Member;

(c) Neither the JVC nor either Member shall be bound by the act of the other Member unless such other Member is acting (i) within the ordinary course of the JVC’s business, and (ii) in accordance with the limitations and provisions set forth in this Agreement, the Related Agreements or the Reorganization Agreements;

(d) [Intentionally left blank];

(e) No Member shall do or take or fail to take, any action that would make it impossible for the JVC to carry on the JVC’s business except as contemplated by this Agreement, the Related Agreements and the Reorganization Agreements;

(f) No Member shall assign the property of the JVC or any rights to such property (i) in trust for creditors of such Member, (ii) pursuant to the assignee’s promise to pay the debts of the Member, or (iii) for any other reasons whatsoever;

(g) No Member shall release another Member, or any of its Affiliates, from any obligation to the JVC under, or related to, this Agreement, their Related Agreements or the Reorganization Agreements;

(h) No Member shall waive or release any of the JVC’s rights to transfer, sell, license, assign or convey trademarks, patents, copyrights and other intellectual property of the JVC, or waive the JVC’s rights to sue or enforce such rights.

10.5 Patent Committee. The CEO and CFO shall jointly establish and maintain at all times a patent committee (the “Patent Committee”) consisting of a minimum of two (2) persons, one of whom shall be appointed (and may be removed and replaced) by OFT and one of whom shall be appointed (and may be removed and replaced) by SVAC. The written consent of all of the members of the Patent Committee shall be required for the filing or abandonment of any patent application by the JVC or the abandonment of any patent owned by the JVC.

The CEO and CFO may, with the approval of the Board of Directors, appoint up to an additional four (4) persons to meet with and serve on this Patent Committee together with the two (2) OFT and SVAC appointed members, such as for example, the patent attorney for the JVC or head of engineering or research and development employed by the JVC.

No person may serve on the patent Committee who is not bound and obligated in writing by agreement with the JVC, to receive and maintain in confidence all JVC Confidential Information or Confidential Information disclosed to, provided by, or discussed or obtained by the Patent Committee. The two (2) OFT and SVAC appointed Members of the Patent Committee shall establish procedures for the conduct of its business and the Patent Committee shall meet regularly but no less frequently than once each fiscal quarter pursuant to reasonable advance written notice delivered to all members of the Committee, and keep written minutes of its proceedings.

The function of the Patent Committee shall be to advise and assist the CEO, CFO and JVC Board of Directors in establishing and maintaining appropriate procedures and practices to ensure the prompt gathering of all invention disclosures, filing of patent applications and proper maintenance of patent or statutory protections owned by the JVC; and establishing and maintaining appropriate policies and procedures for the ongoing protection of trade secrets and confidential information of the JVC. All decisions relating to the filing, prosecution and maintenance of the JVC’s patents and patent applications shall be made by the CEO and CFO, acting jointly, or as they may jointly delegate to one or more JVC employees.

The two (2) OFT and SVAC appointed Members shall use their best reasonable efforts to resolve any disputes amongst the Patent Committee members; any disputes which are not resolved may be referred by either of the two (2) OFT or SVAC appointed members to the Board of Directors for resolution.

10.6 Technology Committee. The CEO and CFO shall jointly establish a Technology Committee consisting of four (4) persons, two (2) of whom shall be appointed (and may be removed and replaced) by OFT and two (2) of whom shall be appointed (and may be removed and replaced) by SVAC. The written consent of all four (4) of these OFT or SVAC appointed Members of the Technology Committee shall be required on any recommendation, decision, or action, of the Technology Committee. The function of the Technology Committee is to evaluate and consider major technology opportunities, development projects and engineering projects for the JVC and to make recommendations to the JVC Board of Directors regarding such matters.

ARTICLE 11: DEVELOPMENT ENGINEERING

11. Engineering.

The Members hereby agree that all research and development, application engineering, process development and manufacturing development work, by, for or of the JVC (“Engineering”) shall be pursued and funded as follows:

(i) The amount budgeted for Engineering in any fiscal year of the JVC shall be set forth in the Annual Budget and Business Plan of the JVC for such fiscal year and shall be subject to the approval of the JVC Board of Directors.

(ii) If one Member determines that Engineering projects beyond those approved by the JVC Board of Directors should be undertaken by the JVC, and such projects have not been presented to the Technology Committee or the JVC Board of Directors and have not thereafter been included in the applicable Annual Business Plan or otherwise been approved and implemented by the Technology Committee or the JVC Board of Directors, such Member (“Developing Member”) shall be entitled to present such project for consideration by the Technology Committee or the JVC Board of Directors in its sole discretion.

ARTICLE 12: CERTAIN OPERATIONAL PROVISIONS

12.1 Financial, Accounting, Banking and Other Matters.

(a) The fiscal year of the JVC shall begin on July 1 and end on June 30 of each year of the JVC.

(b) The JVC shall report its operations for financial purposes in accordance with U.S. GAAP and for tax purposes in accordance with the Code and all applicable federal, state and local Law. The books and records of the JVC shall be maintained at such place as is determined by the JVC Board of Directors. Each Member shall have the right at any time to inspect such books and records of the JVC personally or through an agent or accountant of its choice at such Member’s expense.

(c) The JVC shall establish bank accounts at such banks as may from time to time be designated by the JVC Board of Directors. The JVC’s funds shall be invested in accordance with Section 5.1. All bank and other accounts shall be maintained in the JVC’s name. None of the JVC’s funds shall be commingled with the funds of either Member unless previously approved in writing by the other Member.

12.2 Annual Budget and Business Plan. Not later than 60 days prior to the end of each fiscal year (commencing with the Annual Budget and Business Plan for the fiscal year ending June 30, 1998), the CEO and CFO shall prepare or cause to be prepared and present to the JVC Board of Directors a business plan (the “Annual Budget and Business Plan”) for the succeeding fiscal year. The Annual Budget and Business Plan shall include a budget of capital expenditures, expenses, a cash flow forecast, amounts to be financed through Member equity contributions, Member loans and third party borrowings and such other matters as the Board of Directors deems appropriate. Each Business Plan shall include a five year business and marketing plan for the JVC which shall set forth pro-forma balance sheets, income statements, cash flow projections and capital budgets on a quarterly basis for the first year and on an annual basis for the following four years. The Annual Budget and Business Plan shall also include production and personnel plans and such other matters as the JVC Board of Directors deems appropriate. Each Annual Budget and Business Plan, as it may be amended, shall be approved by the JVC Board of Directors not later than 30 days prior to the end of the fiscal year covered by the then current Annual Budget and Business Plan. The Annual Budget and Business Plan approved shall not be changed without the approval of the JVC Board of Directors. The CEO and CFO shall at all times use their best efforts to conduct the operations of the JVC pursuant to the Annual Budget and Business Plan adopted by the JVC Board of Directors. Within thirty (30) days of the end of each fiscal year (commencing with the fiscal year ending June 30, 1998) of the JVC, the CEO and CFO will analyze any variance between the actual and planned performance under the Annual Budget and Business Plan and report to the JVC Board of Directors the results of such analysis.

12.3 Insurance. The JVC shall, with the approval of the JVC Board of Directors, maintain insurance for the JVC to such extent and against such hazards and liabilities as is commonly maintained by companies conducting business similar to the JVC businesses similarly situated.

12.4 Financial and Other Information.

(a) The JVC shall deliver or cause to be delivered to each Member such financial statements and information as are approved by the JVC Board of Directors. The JVC shall, from time to time, deliver or cause to be delivered to each Member such other information in respect of the business and operation of the JVC as either Member may reasonably request. The JVC shall use all reasonable efforts to maintain the confidentiality of customer information, as applicable.

(b) The JVC shall require that an annual audit be conducted to ascertain that its financial statements are prepared in accordance with U.S. GAAP (as adopted by the JVC and consistently applied) by such firm of independent certified public accountants as the JVC Board of Directors may from time to time appoint.

12.5 Support Services. Either Member may provide the following services to the JVC on an arms length basis either directly or through one of its Affiliates in essentially the same manner as the providing Member presently provides such services for its own facilities, including, but not limited to: (i) accounting, (ii) computer services, (iii) pension plan administration, (iv) health benefits administration, (v) insurance administration, (vi) preparation of data required for federal, state and local tax returns, (vii) preparation of all local, state and federal tax returns, (viii) payment of bills, (ix) invoicing and collection, (x) employee record keeping and certain other matters pertaining to employees as requested by the CEO or CFO (e.g., preparation of employment applications, advice on hiring procedures, work rules, disciplinary actions, collective bargaining agreement interpretations) and (xi) other requested administrative services. The JVC will pay the providing Member for such services on such terms initially approved by the JVC’s Board of Directors. In connection with the support services to be provided by SVAC to the JVC, the JVC will enter into the Siemens Administrative Services Agreement substantially in the form attached as Exhibit C. Servicing arrangements will continue on a year-to-year basis provided that the JVC may cancel such servicing arrangements at any time after twelve (12) months upon ninety (90) days written notice to the relevant Member, unless otherwise provided in the Siemens Administrative Agreement.

12.6 Tax Returns. The JVC shall submit the annual Federal JVC return to the Members for review and approval on or before September 15 of the succeeding fiscal year, and, if any Member requests changes in such return, such return, as revised, shall be resubmitted to the Members within 21 days after such requested changes have been conveyed to the JVC. Tax returns of the JVC shall be prepared by the independent public accountants selected by the JVC. The JVC shall supply each Member with such additional information as each Member or its Affiliates may require for tax purposes. SVAC is hereby designated as the “Tax Matters Partner” of the JVC within the meaning of Section 6231(a)(7) of the Code until another Member is designated as such Tax Matters Partner by the unanimous consent of the Members. However, no material action shall be taken by SVAC in such capacity without prior approval of the JVC Board of Directors or the joint approval of the CEO and CFO. The Tax Matters Partner shall not be required to take any action or incur any expenses for the prosecution of any administrative or judicial remedies in its capacity as Tax Matters Partner unless the Members jointly agree on a method of sharing expenses incurred in connection with the prosecution of such remedies. As long as the Tax Matters Partner is not grossly negligent and acts in good faith pursuant to instructions it receives from the Board of Directors or the CEO and CFO, (i) the Tax Matters Partner shall be fully protected in acting as such and (ii) the JVC shall indemnify and hold harmless the Tax Matters Partner from and against any and all expenses incurred by the Tax

Matters Partner in connection with any activities or undertakings taken by it in its capacity as the Tax Matters Partner. Any Member that enters into a settlement or closing agreement with the IRS or any comparable Governmental Authorities with respect to any JVC tax item shall notify the Tax Matters Partner of such agreement. The Tax Matters Partner shall take such action as may be reasonably necessary to constitute the other Member a “notice partner” within the meaning of Section 6231(a)(8) of the Code.

ARTICLE 13: INDEMNIFICATION AND CONTRIBUTION

13.1 Indemnification by JVC of Individuals.

(a) The JVC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a member of the JVC Board of Directors or an officer of the JVC, or is or was serving at the request of the JVC as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the JVC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the JVC, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) To the extent that a member of the JVC Board of Directors or an officer of the JVC has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 13.1(a), or in defense of any claim, issue or matter therein, he shall be indemnified by the JVC against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(c) Any indemnification under Section 13.1(a) (unless ordered by a court) shall be made by the JVC only as authorized in the specific case upon a determination that indemnification of the member of the JVC Board of Directors or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in said Section 13.1(a). Such determination shall be made by independent legal counsel (compensated by the JVC) in a written opinion.

(d) Expenses to be incurred or incurred by an officer or member of the JVC Board of Directors in defending a civil or criminal action, suit or proceeding may be advanced or paid by the JVC in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such member of the JVC Board of Directors or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the JVC as authorized in this Section 13.1. Such expenses incurred by other employees and agents may be so advanced or paid upon such terms and conditions, if any, as the JVC Board of Directors deems appropriate.

(e) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 13.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other agreement or otherwise, both as to action in the individual’s official capacity and as to action in another capacity while holding such office. Notwithstanding the provisions of this Section 13.1, the JVC shall indemnify and make advancement of expenses to any person referred to in Section 13.1 to the fullest extent permitted under the laws of the State of Delaware and any other applicable laws, as they now exist or as they may be amended in the future (but not if such amendment shall cause such laws to be more restrictive than their current form).

(f) The JVC may purchase and maintain insurance on behalf of any person who is or was a member of the JVC Board of Directors, officer, employee or agent of the JVC, or is or was serving at the request of the JVC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the JVC would have the power to indemnify him against such liability under the provisions of this Section 13.1.

(g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 13.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a member of the JVC Board of Directors, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(h) The JVC Board of Directors may, by resolution, extend the indemnification and advancement of expenses provisions of this Section 13.1 to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an employee or agent of the JVC or is or was serving at the request of the JVC as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(i) In the event that a Member shall pay in good faith or become obligated to pay any proper obligation of the JVC, such Member shall be entitled to contribution from the other Member to the extent necessary so that, after giving effect to such contribution, each Member shall bear no more than that part of such obligation which corresponds to its respective Percentage Interest in the JVC unless otherwise provided by this Agreement or agreed in writing by the parties.

13.2 Indemnification by Members for Unauthorized Acts, Etc. Each Member shall indemnify and hold the other Member, each Affiliate, officer, director and employee thereof and the JVC harmless from and against any and all claims, causes of action, payments, obligations, expenses (including without limitation reasonable fees and disbursements of counsel) and losses (collectively “Losses”) arising out of or in any way connected with (i) any action, commitment, contract, covenant or undertaking of such Member for and on behalf of the JVC which (A) was not within the scope of its authority hereunder, (B) required the approval of the Members or the Board of Directors, but for which no such approval was obtained or (C) was in violation of the terms of this Agreement or any Related Agreement to which such Member is a party, (ii) any breach of any representation or warranty set forth in this Agreement or any Related Agreement or any certificate delivered pursuant hereto, or (iii) any breach or non-fulfillment by it of any covenant under this Agreement or any Related Agreement.

13.3 Indemnification by Members for Third Party Claims. Each Member shall indemnify and hold the JVC harmless and the other Members (and each Affiliate thereof) harmless from and against any and all Losses claimed by any person who is not a party to this Agreement and not an Affiliate of such Member against the JVC (or any Affiliate thereof), which claim is not related to, not connected with, or not arising out of the organization, formation or operation of the JVC, including but not limited to (i) Losses by employees of a Member relating to employee benefits, violations or labor laws such as, for example, wrongful discharge, discrimination and harassment, or any laws relating to an employee’s tenure with the Member, or (ii) Losses arising from a failure to act, negligence, misconduct, breach of contract, products liability or patent or other intellectual property right infringement.

13.4 Indemnification of Members for Proportionate Liability.

(a) Each Member agrees to, and does hereby indemnify and hold harmless the other Member, and to the extent set forth below the Affiliates of the other Member, from and against all Losses arising out of a liability or obligation of the JVC to the extent necessary to accomplish the result that neither Member (together with the Affiliates) shall bear any portion of a liability or obligation of the JVC in excess of such Members Percentage Interest. Without limiting the generality of the foregoing, a Loss shall be deemed to arise out of a JVC liability or obligation if it arises out of or is based upon the conduct of the business of the JVC or the ownership of the property or assets of the JVC.

(b) Section 13.4(a) shall not inure to the benefit of any Member thereof in respect of any Loss which: (i) arises out of or is based upon the gross negligence or willful misconduct of such Member (or an Affiliate); (ii) is a tax, levy or similar governmental charge not imposed upon the JVC on its property or (iii) is related to a Third Party Claim (as defined in Section 13.5(a)).

13.5 Indemnification Procedures.

(a) Procedures for Indemnification of Third Party Claims.

(i) If a person entitled to indemnification hereunder (an “Indemnitee”) shall receive notice or otherwise learn of the assertion by a person (including, without limitation, any Governmental Authority) who is not a party to this Agreement, of any claim or of the commencement by any such person of any action (a “Third Party Claim”) with respect to which another party (an “Indemnifying Party”) may be obligated to provide indemnification pursuant hereto, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party Claim, provided that the failure of any Indemnitee to give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party Claim shall not relieve the Indemnifying Party of its obligations under this Article, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail and, if ascertainable, shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such indemnitee.

(ii) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any Third Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 13.5(a)(i) (or sooner, if the nature of such Third party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party shall assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article for any legal or other expenses (except expenses approval in advance by the Indemnifying party) subsequently incurred by such indemnitee in connection with the defense thereof; provided that, if, in the Indemnitee’s reasonable judgment, a conflict of interest between the Indemnitee and such Indemnifying Party exists in respect of such claim, the Indemnitee shall have the right to employ separate counsel to represent such Indemnitee at its own expense who shall be entitled to participate in such defense. If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Section such Indemnitee may defend or (subject to the remainder of this Section 13.5(a)(ii) and Section 13.5(a)(iv) seek to compromise or settle such Third Party Claim at the expense of the Indemnifying Party. Neither an Indemnifying Party nor an Indemnitee shall consent to entry of any judgment or enter into any settlement of any Third Party Claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee, in the case of a consent or settlement by an Indemnifying Party, or the Indemnifying Party, in the case of a consent or settlement by the Indemnitee, of a written release form all liability in respect of such Third Party Claim.

(iii) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the related Indemnitee shall make available to such Indemnifying Party (in a manner that shall not unreasonably interfere with the conduct of the Indemnitee business) any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate in the defense, settlement or compromise of such Third Party Claim.

(iv) Notwithstanding anything in Section 13.5(a) to the contrary, (A) neither an Indemnifying Party nor an Indemnitee shall, without the written consent of the other party, settle or compromise or consent to the entry of any judgment with respect to any Action or Third Party Claim if the effect thereof is to admit any criminal liability by, or to permit any injunctive relief or other order providing non-monetary relief to be entered against, the other party and (B) other than as provided in clause (A), neither an Indemnifying Party nor an Indemnitee may settle or compromise any claim without the consent of the other which shall not be unreasonably withheld. Subject to clause (a) of this paragraph (iv), if an Indemnifying Party notifies the related Indemnitee in writing of such Indemnifying Party’s desire to settle or compromise a Third Party Claim on the basis set forth in such notice (provided that such settlement or compromise includes as an unconditional terms thereof the giving by the claimant or plaintiff of a written release of the Indemnitee from all liability in respect thereof) and the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third Party Claim, free of any anticipation by such Indemnifying Party, at such Indemnitee sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third Party Claim shall be equal to (1) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (2) the lesser of (x) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (y) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee continuing to pursue such Third Party Claim.

(v) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

(b) Other Procedures for Indemnification

(i) Any claim on account of a Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party, in no event later than the second anniversary of the date of this Agreement. Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30 day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under this Agreement or under applicable law.

(ii) If the amount of any Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

13.6 Remedies Cumulative. The remedies provided in this Article 13 shall be cumulative and shall not preclude assertion by an Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

13.7 Survival of Indemnification. The agreement contained in this Article 13 shall survive the withdrawal of any Member from the JVC and any termination or dissolution of the JVC; provided, however, in no event shall any Member be liable for any liability or obligation incurred by the JVC following such Member’s withdrawal, termination or dissolution.

ARTICLE 14: TRANSFERS OF JVC INTERESTS AND BUY-SELL

14.1 General. Neither Member shall Transfer all or any part of its interest in the JVC (its “JVC Interest”) to any Person (including any Affiliates) without the prior written consent of the other Member, other than pursuant to and in compliance with the requirements of Section 14.2 and either 14.3, 14.4 or 14.5 or the requirements of Articles 14A or 14C.

14.2 General Restrictions on Transfer. Any Transfer of a JVC Interest permitted by this Agreement shall be subject to the following restriction:

The transferee shall have executed and delivered to the JVC an instrument in form and substance reasonably satisfactory to the JVC confirming that such transferee and its successors in interest are bound by and take such JVC Interest subject to all the terms and conditions of this Agreement and all of the Related Agreements.

14.3 Buy-Sell Rights.

(a) If at any time either Member (the “Initiating Member”) determines either to terminate its ownership of its JVC Interest or to purchase the JVC Interest of the other Member (the “Other Member”), the Initiating Member shall deliver to the Other Member a written offer (the “Buy-Sell Offer”) to purchase the JVC Interest owned by the Other Member or to sell the JVC Interest owned by the Initiating Member to the Other Member. The purchase price contained in such Buy-Sell Offer shall be the same for both the purchase and the sale alternative (pro-rated according to the proportions that Net Income is allocated in the event that the Members have unequal allocations of Net Income at the time of the Buy-Sell Offer and according to proportionate Capital Accounts in the event the Members have unequal Capital Accounts at the time of the Buy-Sell Offer) and shall be payable in cash. On payment of the purchase price, the purchasing Member shall be entitled to all previously undistributed net income of the JVC to the date of the closing of the sale based on the closing of the books of the JVC as of the date of the closing of the sale, with such books to be closed on a U.S. GAAP basis consistent with historical accounting practices and principles consistently used by the JVC. Notwithstanding Sections 14.3(a) and (b), in the event of an occurrence and continuance by a Member of a Default under this Agreement (as defined in Section 15.1), only the non-defaulting Member shall have the right to initiate a Buy-Sell Offer and may do so by requiring the Defaulting Member to initiate a Buy-Sell Offer pursuant to this Section 14.3(a). The purchasing Member may cause an Affiliate to purchase the selling Member’s JVC Interest in order to perpetuate the JVC.

(b) The Other Member shall have 60 days after delivery of the Buy-Sell Offer to notify the Initiating Member in writing which of the two alternatives the Other Member has determined to accept. If the Other Member fails to respond in writing to the Buy-Sell Offer within such 60-day period, the Initiating Member shall then have the right to select which of the two alternatives it wishes to exercise. Such sale or purchase shall occur within sixty (60) days after the expiration of the Other Member’s 60-day response period and shall occur at a location mutually acceptable to the Members.

(c) If the selling Member has extended any indebtedness or lines of credit for borrowed money to the JVC, the remaining Member shall cause the JVC to repay such indebtedness (and any related obligations under any credit facility or other related agreement) in full at the closing of the sale of the selling Member’s JVC Interest. If the selling Member has issued any guarantees benefiting the JVC or any of its obligations, the remaining Member shall cause the JVC to release the selling Member from any further obligation or liability under such guarantees.

(d) In the event of a Default by a selling Member of its obligation to sell under the terms and conditions of this Section 14.3, the purchasing Member may bring an enforcement action for specific performance pursuant to Section 18.2. Legal and transaction costs of the closing (but not purchase price or assumption or release of debt) shall be split equally between Initiating and Selling Member.

(e) Notwithstanding any other provision of this Agreement, no offer (whether written or oral) to sell its JVC Interest or purchase the other Member’s JVC Interest which is made by one Member to the other Member shall be deemed a Buy-Sell Offer pursuant to this Section 14.3 unless such offer (i) includes the following statement in bold-faced type or underlined “THIS OFFER IS A BUY-SELL OFFER UNDER SECTION 14.3 OF THE AMENDED AND RESTATED JOINT VENTURE AND LIMITED LIABILITY COMPANY AGREEMENT entered into as of June 25, 1997 as amended and restated as of April 1, 2003, BETWEEN SIEMENS VDO AUTOMOTIVE CORPORATION AND ORBITAL FLUID TECHNOLOGIES, INC. IF A RESPONSE IS NOT GIVEN WITHIN 60 DAYS IMPORTANT RIGHTS WILL BE WAIVED”, (ii) is delivered to the appropriate address designated in Section 20.1 below (provided that only the methods of notice described in clauses (a) and (c) of such Section 20.1 shall be permissible for the transmission of a Buy-Sell Offer) and (iii) contains both an offer to sell and an offer to buy. The provisions of the immediately preceding sentence shall be strictly construed and any offer by one party which satisfies one or two but not all three of the requirements set forth in clauses (i) through (iii) of such sentence shall be deemed not to be a Buy-Sell Offer.

14.4 Sale to Third Party. At any time, a Member may transfer its interest in the JVC to a non-Affiliated third party (the “Third Party”) in accordance with the following terms:

(a) So long it is not in breach of this Agreement, any Member, at its discretion, may solicit a written bona fide offer (“Bona Fide Offer”) from a Third Party to buy all, or any part, of its interest in the JVC. In the event that one Member (the “Selling Member”) receives a Bona Fide Offer containing price and other material terms of a sale and wishes to transfer its interest to a Third Party, it must first offer in writing to the other Member (the “Other Member”) for acquisition the entire proposed interest to be transferred. The Other Member shall have the right of first refusal to acquire such interest at a price and upon terms and conditions as favorable to the Other Member as those the Selling Member has been offered and is willing to accept from the Third Party.

(i) If the Other Member does not exercise its right to acquire such interest of the Selling Member, the Selling Member is free to sell its JVC Interest to the Third Party, subject to the provisions of Section 14.2 and 14.4, but not for less than the purchase price offered to the Other Member and not on material terms more favorable than offered to the Other Member.

(ii) The offer must be made to the Other Member by first class mail, courier or telecopy; such offer may be accepted only in writing delivered to the Selling Member within ninety (90) days after the sending of the offer. The offer must include all terms of the proposed transfer, including purchase price, payment terms and the identity (including beneficial ownership) of the Third Party. If the Other Member exercises its right to acquire such interest, the transfer of the interest and payment of the purchase price must be completed within one hundred eighty (180) days after acceptance, subject only to delays caused by obtaining the requisite approvals of Governmental Authorities.

(iii) If the Other Member does not exercise its rights to acquire such interest of the Selling Member, they will be deemed to agree to the acquisition by a Third Party, provided that the requirements of Sections 14.2 and 14.4 of this Agreement are satisfied.

(iv) The transfer of the interest to the Third Party and payment of the purchase price must be completed within one hundred eighty (180) days after the ninety (90) day period set out in Section 14.4(a)(ii), subject only to delays caused by obtaining the requisite approvals of Governmental Authorities, and the purchase price must be the same as or higher than that offered to the Other Member under Section 14.4(a)(ii) and the other material terms must be no more favorable than that offered to the Other Member under Section 14.4(a)(ii). If the transfer is not completed within the one hundred eighty (180) day period, the Selling Member shall not be permitted to transfer and shall not transfer its interest to the third party unless it first repeats its offer of such interest to the Other Parties in accordance with this Section 14.4.

(b) Notwithstanding the first paragraph of Section 14.4, in the event of an occurrence and continuance of a Default by a Member, as set out in Section 15.1, the non-Defaulting Member shall be permitted to exercise its rights under Section 14.4.

14.5 Transfer to Related Party. Subject to Section 14.2, a Member may at any time, upon consent of the other Member, which consent shall not be unreasonably withheld, Transfer all or part of its JVC Interest to any corporation, partnership or limited liability company one hundred percent of the voting stock or other equity interest of which is owned and controlled directly or indirectly by the Member or the ultimate parent of the Member, provided, however, that the transferor Member shall remain responsible to the other Member for all of its duties and obligations hereunder and hereby guarantees the performance by its transferee of all of such transferor Member’s duties and obligations under this Agreement, the Related Agreements and the Reorganization Agreements.

ARTICLE 14A: RECALCULATION

14A.1 Review. Within forty five (45) days after the end of each Fiscal Year in 2004, 2005 and 2006, the Members shall cause JVC management to provide each of them with the following information in respect of the Fiscal Year just ended:

(a) Gross Margin details of Synerject, excluding the Businesses;

(b) Gross Margin details of the Non Automotive Systems Business included in Synerject; and

(c) Gross Margin details of the M&R Systems Business included in Synerject.

14A.2 Preparation of Financial Statements. The financial statements from which Gross Margin is to be determined for the purposes of Section 14A.1 shall be prepared in accordance with US GAAP and on the basis of principles and policies consistently applied in the preparation of the accounts of the JVC.

14A.3 Recalculation. Subject to Section 14A.4, on the basis of the information provided pursuant to Section 14A.1, the Members shall conduct a recalculation of the Member Ratio as at the Review Date (“Recalculation”) and agree on this Recalculation in writing in accordance with the following:

A/(A+B) x 100 : B/(A+B) x 100
where:

A = the reviewed OFT interest in Synerject calculated using the formula:

0.5(C/C1 x *%) + (D/D1 x *%)

B = the reviewed SVAC interest in Synerject calculated using the formula:

0.5(C/C1 x *%) + (E/E1 x *%)

C = the Achieved Gross Margin of Synerject, excluding the Businesses, in respect of the Review Period

C1 = the Planned Gross Margin of Synerject, excluding the Businesses, in respect of the Review Period

D = the Achieved Gross Margin of the M&R System Business in respect of the Review Period

D1 = the Planned Gross Margin of the M&R System Business in respect of the Review Period

E = the Achieved Gross Margin of the Non Automotive System Business in respect of the Review Period

E1 = the Planned Gross Margin of the Non Automotive System Business in respect of the Review Period

An example calculation is attached as Annex 2. The amount of the Planned Gross Margin for each of C1, D1 and E1 above are as detailed in Annex 2.

14A.4 Failure to Agree Gross Margin. If any or all of the Gross Margin details cannot be agreed between the Members within fourteen (14) days after the provision of the details to the Members by Synerject pursuant to Section 14A.1, then the Members shall refer the matter to the Expert for determination of the Gross Margin by business and as outlined in this Section 14A.

*	CONFIDENTIAL TREATMENT REQUESTED - THESE PORTIONS HAVE BEEN OMITTED AND ARE FILED SEPARATELY WITH THE COMMISSION

14A.5 Appointment of Expert. On failing to reach agreement on the Gross Margin details under Section 14A.4, the Members will agree an Expert, who will be a Chartered Accountant of not less than 5 years standing and who is not an accountant of Synerject.

14A.6 Failure to Agree an Expert. If the Members cannot agree on an Expert in accordance with Section 14A.5, the Members will instruct the Center for Public Resources to appoint an Expert. In accordance with the Center for Public Resources’ Rules for Non-Administered Arbitration of Business Disputes the Center for Public Resources shall appoint an Expert or shall select an impartial neutral arbitrator to appoint an Expert.

14A.7 Determination of Expert. If any matter is referred to the Expert in terms of Section 14A.4:

(a) the Expert will act as an expert and not as an arbitrator and the decision of the Expert will be final and binding on the Members;

(b) the Expert must be directed to give written notice to the Members of his determination of the Gross Margin details within 28 days after his appointment; and

(c) the costs of the Expert will be borne and paid as to one half each by OFT and SVAC.

ARTICLE 14B: EFFECT OF RECALCULATION

14B.1 Difference in Recalculated Member Ratio. Where, as a result of the Recalculation agreed to by the Members pursuant to Section 14A.4 or, in the event of failure of the Members to reach agreement, based on the Gross Margin details determined by the Expert pursuant to Section 14A.7, the Recalculated Member Ratio is other than 50:50, the Members agree that the Member with the higher calculated share (“the Exercising Party”) is hereby granted, subject to Section 14B.2, a call option by the other Member (“the Non-Exercising Party”) to have its Percentage Interest increased by the lesser of:

(a) half the calculated difference in the Member Ratio; or

(b) ten percentage points;

such that in no event shall the Member Ratio be greater than 60:40 in accordance with the provisions of Article 14C (such right, the “Call Option”, and such percentage, the “Transfer Share”),

14B.2 Review of Effects of Recalculation. During the period of one (1) month after the date of agreement by the Members on the Recalculation or, failing such agreement, the period of one (1) month after the date of written notice by the Expert of his determination of Gross Margin for the Review Period under Section 14A.7, the Members shall, in good faith, and in an effort to resolve issues arising from the Recalculation, discuss the exercise of the Call Option pursuant to Article 14C, the Member Ratio of 50:50 and other matters arising from any exercise of the Call Option, including the refinancing of the JVC in accordance with Section 14D.2. In the event that the Members are unable to reach any agreement in relation to issues arising from the Recalculation within the relevant one (1) month period, they shall terminate their discussions by written notice.

ARTICLE 14C: CALL OPTION

14C.1 Exercise of Call Option. The Exercising Party may, within two (2) months after notice of the termination of their discussions in accordance with Section 14B.2 or, if no such notice is given, at the latest three (3) months after the date of agreement by the Members on the Recalculation or, failing such agreement, the period of three (3) months after the date of written notice by the Expert of his determination of Gross Margin for the Review Period under Section 14A.7, give written notice to the Non-Exercising Party of the exercise of the Call Option in respect of the Transfer Share. Such notice shall be effective only if accompanied by a commitment letter from a reputable financial institution confirming its commitment to ensure the future financing and to refinance the then current financing of Synerject without any guarantee of the Non-Exercising Party with effect from the date of completion of the transfer of the Transfer Share (such date, the “Call Option Closing Date”).

14C.2 Exercise Price. The exercise price of the Call Option shall be the sum of US$1.00, payable by the Exercising Party to the Non-Exercising Party upon increase of the Percentage Interest of the Exercising Party by the Transfer Share as provided in Section 14C.3.

14C.3 Transfer of Transfer Share. Within seven (7) days of receipt from the Non-Exercising Party of the written notice under Section 14D.1(b), the Parties shall take all steps and execute any amendments to this Agreement, as shall be necessary to increase the Percentage Interest of the Exercising Party by the Transfer Share.

14C.4 The Call Option shall lapse (i) three (3) months after the date of agreement by the Members on the Recalculation, or (ii) failing such agreement, three (3) months after the written notice by the Expert of his determination of Gross Margin for the Review Period, or (iii) at the latest on December 31, 2006 if not previously exercised.

ARTICLE 14D: REINSTATEMENT/MAINTENANCE OF 50:50 MEMBER RATIO

14D.1 Election by Non-Exercising Party. The Non-Exercising Party shall, within one (1) month after receipt of the Call Option notice pursuant to Section 14C.1, give written notice to the Exercising Party of its election to:

(a) maintain/reinstate the 50:50 Member Ratio by:

(i) contributing additional capital to Synerject in accordance with Section 14D.2; or

(ii) making a payment to the Exercising Party in accordance with Section 14D.3; or

(b) not maintain/reinstate the 50:50 Member Ratio.

14D.2 Additional Capital Contribution If the Non-Exercising Party elects to contribute additional capital to Synerject pursuant to Section 14D.1(a) (i), the Non-Exercising Party shall, at the time of giving notice under that Section:

(a) lodge with Synerject an application , such that the Member Ratio as between the Members will remain / be reinstated to 50:50; and

(b) contribute cash to Synerject in an amount equal to US$[            *            ] for each percentage point of the Member Ratio that the Transfer Share represents pursuant to the Non-Exercising Party’s election under this Section 14D.

For the avoidance of doubt, the Members acknowledge that the maximum capital contribution contemplated by this Section 14D.2 shall be US$[            *            ] and that payments must be in cash.

14D.3 Payment to Exercising Party If the Non-Exercising Party elects to make a payment to the Exercising Party pursuant to Section 14D.1 (a)(ii), the Non-Exercising Party shall, at the time of giving notice under that Section, pay to the Exercising Party an amount in cash equal to US$[        *        ] for each percentage point of the Percentage Interest that the Transfer Share represents. For the avoidance of doubt, the Members acknowledge that the maximum payment pursuant to this Section 14D.3 shall be US$[        *        ].

14D.4 Obligations of Exercising Party The Members acknowledge and agree that for the purposes of Section 14D.3, the Exercising Party shall on receipt of the payment referred to in that Section take all steps and execute any amendment to this Agreement, as shall be necessary to reinstate / maintain the Member Ratio at 50:50.

ARTICLE 14E: FUNDING OF JVC

14E. Obligation to Re-finance In the event that the Exercising Party exercises the Call Option pursuant to Section 14C.1 and provided that the Non-Exercising Party does not elect to reinstate / maintain the Member Ratio at 50:50 pursuant to Section 14D1.(b), the Exercising Party shall, as a condition to the closing of the Call Option, and effective as of the Call Option Closing Date:

(a) refinance the then current financing of Synerject; and

*	CONFIDENTIAL TREATMENT REQUESTED - THESE PORTIONS HAVE BEEN OMITTED AND ARE FILED SEPARATELY WITH THE COMMISSION

(b) consent to the withdrawal by the Non-Exercising Party of all financial guarantees provided by that Member in respect of the obligations of Synerject.

ARTICLE 15: DEFAULTS, DISSOLUTION AND WINDING-UP

15.1 Default. The following events shall constitute a Default under this Agreement:

(a) The failure by a Member to make an equity contribution or Member loan or provide support to, or to guarantee, a third party loan to the JVC when agreed to in accordance with the terms of this Agreement, and such failure shall have continued unremedied for a period of sixty days after notice of Default by the other Members.

(b) Any other material breach of this Agreement, Related Agreement or Reorganization Agreement which is not cured after 30 days’ notice and opportunity to cure.

(c) The following additional events:

(i) The commencement by a Member, any Affiliate of such Member which is a party to any of the Related Agreements or such Member’s ultimate parent company of a voluntary proceeding or the commencement against a Member, any Affiliate of such Member which is a party to any of the Related Agreements, or such Member’s ultimate parent company of an involuntary proceeding which is not dismissed within sixty (60) days seeking liquidation, reorganization or other relief with respect to the Member, any Affiliate of such Member which is a party to any of the Related Agreements, or such Member’s ultimate parent company or their respective debts under any bankruptcy, insolvency or other similar law or seeking the appointment of any trustee, receiver, liquidator or similar official affecting such party or any substantial part of such party’s property (except for a solvent reconstruction or restructuring of a Member, any Affiliate of such Member which is a party to any of the Related Agreements, or such Member’s ultimate parent company);

(ii) The appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against a Member, any Affiliate of such Member which is a party to any of the Related Agreements or such

Member’s ultimate parent company or consent by a Member, any Affiliate of such Member which is a party to any of the Related Agreements or such Member’s ultimate parent to any such appointment, taking or relief;

(iii) The making by a Member, any Affiliate of such Member which is a party to any of the Related Agreements, or such Member’s ultimate parent company of a general assignment or attempted assignment for the benefit of creditors;

(iv) The inability of a Member, any Affiliate of such Member which is a party to any of the Related Agreements, or such Member’s ultimate parent company generally to pay its debts as they become due;

(v) The taking by a Member, any Affiliate of such Member which is a party to any of the Related Agreements, or such Member’s ultimate parent company of any corporate action to authorize any of the foregoing or the liquidation or winding up of its business or termination of its corporate charter; or

(vi) Any adjudication that a Member, any Affiliate of such Member which is a party to any of the Related Agreements or such Member’s ultimate parent company is bankrupt or insolvent.

(d) Occurrence of a Change of Control of a Member, any Affiliate of such Member which is a party to any of the Related Agreements, or such Member’s ultimate parent company (as defined below), where such Change of Control results in a competitive conflict of interest with the other Member.

Change of Control of Member’s ultimate parent shall mean the occurrence after the date of this Agreement of any of the following events with respect to such ultimate parent.

(i) Any person (as such term is used in Articles 13(d) and 14(d) of the Securities Exchange Act of 1934 and the regulations thereunder) is or becomes the beneficial owner, as defined in Rule 13d-3 under such Act, directly or indirectly, of more than 50% of the then outstanding voting shares or other equity rights of such ultimate parent;

(ii) Such ultimate parent consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into such ultimate parent where in such event, as a result of such transaction, the persons who were stockholders of such ultimate parent immediately prior to such transaction thereafter own securities representing 50% or less of the total combined voting power of the surviving or resulting Person or the Person to whom such assets are sold;

(iii) Any stockholder or prospective stockholder of such ultimate parent is granted (i) supermajority voting rights as a stockholder or director, (ii) the right to appoint a majority of the members of such parent’s Board of Directors or Supervisory Board, or (iii) otherwise obtains effective control of such ultimate parent;

(iv) The Board of Directors or Supervisory Board of such ultimate parent approves, or such ultimate parent enters into, an agreement providing for a transaction, event or development that constitutes a (or would constitute if consummated) a Change of Control of such ultimate parent pursuant to (i), (ii) or (iii) above.

Change of Control of a Member or any Affiliate of a Member which is a party to any of the Related Agreements means the Member or any Affiliate of a Member which is a party to any of the Related Agreements ceases to be owned 100%, directly or indirectly by the ultimate parent company of the Member or such Member’s Affiliate.

15.2 Effect of Default. The occurrence and continuance of a Default, as set out in Section 15.1 shall give the non-defaulting Member the right (a) to terminate this Agreement upon sixty (60) days’ notice to the other Member, (b) to pursue or initiate its Buy-Sell Rights pursuant to Section 14.3 or (c) to sell its JVC interest to a Third Party pursuant to Section 14.4. The occurrence and continuance of a Default as set out in Section 15.1 shall cause a suspension of the defaulting Member’s rights to (a) pursue or initiate a Buy-Sell Offer as provided in Section 14.3 or (b) to sell its interest to a Third Party pursuant to Section 14.4.

15.3 Other Breaches. Subject to any other restrictions contained in this Agreement, the Related Agreements and the Reorganization Agreements, each Member shall be entitled to pursue any and all remedies which it has at law or in equity upon the breach by the other Member of any other provision of this Agreement, the Related Agreements or the Reorganization Agreements (subject to the provisions on the use of mediation and arbitration described in Article 18).

15.4 Dissolution. The JVC shall be dissolved only upon the occurrence of any of the following events:

(a) Upon sixty days notice by a non-defaulting Member upon the occurrence and continuance of a Default as set out in Section 15.1;

(b) The occurrence of any other event which under the Limited Liability Company Act of the State of Delaware would cause the dissolution of the JVC;

(c) Upon entry of a decree of judicial dissolution;

(d) The election by both Members to dissolve the JVC; or

(e) Upon the expiration of the Term of the Agreement.

15.5 Winding-Up. Upon dissolution of the JVC, and the failure by the Members or either thereof or any Affiliate or Affiliates of either or both, to reconstitute and continue the JVC within three (3) months after such dissolution, the JVC Board of Directors shall wind up the affairs of the JVC in accordance with the Limited Liability Company Act of the State of Delaware and, to the extent permitted by applicable Law, shall settle accounts between the Members in the following manner:

(a) If, at the time of dissolution and liquidation of the JVC, any Member’s Capital Account balance results in a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall contribute to the capital of the JVC the amount necessary to restore such deficit balance to zero in compliance with Treas. Reg. §1.704-1(b)(2)(ii)(b)(3).

(b) The assets of the JVC together with contributions received pursuant to Section 15.5 (a) shall be applied in the following order:

(i) To the payment of creditors of the JVC (excluding Members as creditors);

(ii) To the payment to Members or its Affiliates of amounts owing to them for loans or other extensions of credit to the JVC or upon contracts with the JVC or upon open account;

(iii) To the Members in accordance with their positive Capital Account balances.

ARTICLE 16: CONTINUING RIGHTS AND OBLIGATIONS TO PURCHASE PRODUCTS AND USE TECHNOLOGY

16.1 Rights Following Acquisition By One Member of the Other Member’s JVC Interest. If one Member, either directly or through an Affiliate, (the “Remaining Member”) acquires the JVC Interest of the other Member (the “Departing Member”), then:

(a) The Remaining Member shall cause the JVC to sell Licensed Products to the Departing Member to the extent the Departing Member was a customer of the JVC prior to the sale of its JVC Interest and to the extent requested by the Departing Member at a price not greater than the weighted average price charged by the JVC at any applicable manufacturing facility during the 12 months immediately prior to the date of departure of the Departing Member, for the sole purpose of the Departing Member’s application of such Licensed Products to engines sold by the Departing Member or an Affiliate of the Departing Member and in the case that the Departing Member is OFT, to sell such Licensed Products to its licensees. The Departing Member shall be entitled to purchase Licensed Products from the Remaining Member, until the earlier to occur of (i) the Remaining Member ceases to manufacture or have made Licensed Products or to sell Licensed Products to others, or (ii) the Remaining Member and the Departing Member otherwise agree. Such price shall be increased annually during the four years after the date of departure by an amount not greater than the increase in the Producer Price Index (as measured and announced by the Bureau of Labor Statistics of the U.S. Department of Labor) during the immediately preceding 12 month period in the country in which any applicable manufacturing facility is located. Thereafter such prices shall be determined based on the applicable commercial rates.

(b) In the event of a Transfer of a Member’s JVC Interest, a Buyout of a Member’s JVC Interest, a liquidation of the JVC and/or a termination of this Agreement pursuant to the terms of this Agreement, the rights, if any, of each Member (or its Affiliates) under each of the Related Agreements shall be determined pursuant to the provisions of the Related Agreements.

ARTICLE 17: PROTECTION OF CONFIDENTIAL INFORMATION

17.1. Receipt of Confidential Information. Each party and the JVC receiving any Confidential Information disclosed to it (or any of its Affiliates) (“Receiving Party”) from the disclosing party (or any of its Affiliates) (“Disclosing Party”) will be received and maintained in strict confidence in accordance with the terms hereof.

17.2. Disclosure to Third Parties. Confidential Information shall not be disclosed by the Receiving Party, licensee or sublicensee except to such employees, consultants or third parties who have been advised of the confidentiality thereof and the rights of the Disclosing Party and licensor therein, and who have agreed in writing to receive and maintain the same in confidence and use of such Confidential Information owned by it, but not less than a reasonable degree of care. The Receiving Party may make a reasonable number of copies of such Confidential Information, provided that appropriate notices are placed and maintained thereon and the practices and procedures are instituted and enforced as necessary to protect the confidentiality thereof.

17.3 Exemptions for Public Information etc.. The obligations above, and other relevant provisions of this Agreement and any Related Agreement with respect to non-disclosure of Confidential Information, shall not extend to:

(a) any information which is in, or becomes a part of, the public domain, or which is generally available to the public, through no breach of these non-disclosure provisions;

(b) any information which was known to the Receiving Party prior to the disclosure or receipt of the same from the Disclosing Party, and which can be proved to have been known by it by reference to its business records existing prior to the date of such disclosure or receipt;

(c) any information which is independently developed by the Receiving Party without any reference or access to or use of the Confidential Information disclosed by the Disclosing Party, which can be proved to have been independently developed by it by reference to its business records; and

(d) any information which is disclosed by a third party to the Receiving Party, which the third person is without any duty, obligation or restriction of confidentiality (at law or in equity) with respect to the Disclosing Party; provided that the Disclosing Party is in lawful possession of such Confidential Information.

17.4 Exemptions for Court Orders etc.. The Receiving Party shall not be in breach of these non-disclosure and confidentiality provisions to the extent disclosure of any Confidential Information of the Disclosing Party is ordered and required to be disclosed by a judicial, legislative or regulatory agency of any governmental entity of proper jurisdiction pursuant to investigative, regulatory, enforcement or judicial proceeding conducted by such entity; provided that the Receiving Party gives the Disclosing Party prompt written notice of such order or requirement to disclose such Confidential Information and cooperates with the Disclosing Party in securing confidential treatment for such Confidential Information.

17.5 Customer Information. Nothing herein or in any Related Agreement shall be deemed or interpreted to require either party (or any of their Affiliates) to disclose any Confidential Information disclosed to it by its customers or third persons with whom it does business with respect to the OCP Technology, in the case of OFT, or fuel systems or fuel systems components, including injectors, in the case of SVAC. Such third party information shall include any technical, development, engineering, manufacturing, business, financial or similar information which such third party (or either party) regards as confidential or proprietary to such third party.

17.6 Return of Confidential Information. Upon expiration or termination of this Agreement, any Related Agreement and any Reorganization Agreement affecting the licenses granted with respect thereto, all Confidential Information and proprietary matters belonging to the Disclosing Party/licensor shall be promptly returned to the Disclosing Party or licensor upon its request (unless subject to a continuing licensing arrangement as herein contemplated or provided), including all copies and tangible forms thereof, provided that one (1) copy of such information may be retained by Legal Counsel of a party for archive purposes. Until the return of such Confidential Information, or receipt of a sworn statement of an officer or Receiving Party/licensee/sublicensee that such Confidential Information has been destroyed, giving the date and means of such destruction, Receiving Party/licensee/sublicensee shall each respectively be liable and responsible to Disclosing Party/licensor for any loss or unauthorized disclosure or use thereof.

17.7 Additional Confidential Information. Since the parties understand and expect that it will be necessary, from time to time, to disclose Confidential Information of a more sensitive nature or provided by a third party or Affiliate with longer periods of protection or restricted disclosure or use, the parties agree to cooperate in the negotiation of additional reasonable terms and conditions under which such Confidential Information shall be received and maintained in confidence. Notwithstanding the foregoing, the parties agree to work together to limit the circumstances where the disclosure of such Confidential Information of a more sensitive nature is made.

17.8 Term of Confidentiality. The obligations and duties under this Article with respect to non-disclosure of Confidential Information shall continue for a period of ten (10) years from the date of first disclosure of such Confidential Information, and shall survive any expiration or termination of this Agreement, except that at any time and from time to time, any Disclosing Party (or its Affiliates) may designate any of the Confidential Information as “trade secret” or “know-how” in nature in which case the non-disclosure obligations under this Article shall survive indefinitely (until such time as Section 17.3 shall apply).

ARTICLE 18: DISPUTE RESOLUTION

18.1 Dispute Resolution. It is agreed that, if any disagreement, dispute, controversy or claim arises out of or in relation to or in connection with this Agreement or any Related Agreement or breach or default hereof or thereof, except in the case of force majeure which has been brought to the attention of the non-affected party by the affected party within a reasonable time, the parties shall seek to solve the matter amicably through discussions between themselves by holding a meeting promptly, attended by persons with decision-making authority regarding such dispute, to attempt in good faith to negotiate a resolution thereof; provided, however, that either party may seek injunctive relief from a court of proper jurisdiction where appropriate, in order to maintain the status quo while this procedure is being followed. Only if the parties fail to resolve such disagreement, dispute, controversy, claim, breach or default within thirty (30) days by amicable agreement, arrangement or compromise, either party may seek mediation and arbitration as set forth below:

(a) By written notice to the other party, submitting the dispute to voluntary mediation, in accordance with the then-current Model Procedure for Mediation of Business Disputes of the Center for Public Resources, each party to bear equally the costs of the mediation; provided, however, that the other party may agree or refuse to participate in such mediation. If mediation is agreed upon, the parties will appoint a mutually acceptable mediator seeking assistance in such regard from the Center for Public Resources if they have been unable to agree upon such appointment within twenty (20) days from the conclusion of the negotiation period under the self-help provisions above. The parties agree to participate in good faith in the mediation and negotiations.

(b) If the parties are not successful in resolving the dispute through self-help or mediation, or if a party refuses to refer the dispute to mediation prior to arbitration, then the dispute shall be resolved by binding arbitration. Either party may elect by written notice to the other party to submit such dispute to binding arbitration in accordance with the Center for Public Resources’ Rules for Non-Administered

Arbitration of Business Disputes, by an impartial neutral arbitrator selected by the Center for Public Resources, or, if either party objects to such selection of an arbitrator, by a panel of three impartial, neutral arbitrators, one selected by OFT, one selected by SVAC and the third by the two so selected. If any vacancy in the arbitration panel goes unfilled for more than thirty (30) days, the Center for Public Resources shall select an arbitrator to fill such vacancy. The decision of the sole arbitrator, or of two of the three members of the arbitration panel, whichever is applicable, shall be binding on the parties.

(c) In the event of any mediation or arbitration with respect to any disagreement, disputes, controversies or claims relating to or arising out of this Agreement or the Related Agreements, such mediation or arbitration shall take place in the State of Delaware, unless otherwise agreed by the parties. The substantive and procedural law of the State of Delaware shall apply to the proceedings. Equitable remedies shall be available from the arbitrator(s) in any arbitration. Consequential, punitive, exemplary, indirect or similar damages shall not be awarded by the arbitrator(s), although attorneys’ fees and the costs of arbitration may be assessed against either or both parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having proper jurisdiction.

18.2 Disputes Regarding Enforcement of Buy-Sell Rights or OECL Guaranty. Notwithstanding the provisions of Section 18.1, any disputes between the parties relating to the enforcement of the Buy-Sell Rights pursuant to Section 14.3(d), the Call Option pursuant to Article 14C, the Rights of the Non Exercising Party pursuant to Article 14D or the OECL Guaranty pursuant to Section 21.1 may be brought by SVAC against OFT or OECL in the U.S. Federal courts located in the Eastern District of Michigan and may be brought by OFT against SVAC in the U.S. Federal courts located in the Southern District of New York. In the event of any litigation under this Agreement or the related Agreements, the prevailing party shall be entitled to costs and reasonable attorney’s fees. The parties hereto irrevocably waive trial by jury. In the event of any litigation, (i) OFT hereby agrees that the Federal courts in the Eastern District of Michigan shall have exclusive jurisdiction to resolve any dispute brought by SVAC against OFT (or its Affiliates, including OECL) under this Section 18.2 and (ii) SVAC hereby agrees that the Federal courts located in the Southern District of New York shall have exclusive jurisdiction to resolve any dispute brought by OFT against SVAC, with each party irrevocably consenting to such jurisdiction and venue. OFT and its Affiliates hereby irrevocably and unconditionally waive and release all rights and claims that it may now or hereafter have that Siemens Aktiengesellschaft, the ultimate parent entity of SVAC, is subject to the jurisdiction of the Federal, state or local courts of the United States arising out of claims or disputes relating to this Agreement, the Related Agreements or the transactions contemplated hereby or thereby.

OFT and SVAC hereby designate and appoint The Corporation Trust Company, with an office on the date hereof at The Corporation Trust Centre, 1209 Orange Street, Wilmington, Delaware, 19801, or any successor thereof, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such action or proceeding in any federal court in the State of Delaware and agrees that service of process upon The Corporation Trust Company, or any successor thereof shall be deemed in every respect effective service of process upon OFT and SVAC in any such action or proceeding. Said designation and appointment by OFT and SVAC shall be irrevocable during the term of this Agreement, and OFT and SVAC shall pay all costs and expenses of its designation and appointment as and when due and payable. Notwithstanding the foregoing, OFT and SVAC may designate and appoint another authorized agent in Delaware with prior written notice the other party.

18.3 Related Agreements. Any dispute among the parties or the JVC with respect to any Related Agreements or Reorganization Agreements shall be resolved in a similar manner as provided herein. In the event of any inconsistency between the terms of any such Related Agreement or Reorganization Agreement and this Article 18, this Article shall govern and control.

18.4 Confidentiality. All proceedings under this Article 18, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

18.5 Continued Performance. The fact that the dispute resolution procedure specified in this Article 18 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement or the Related Agreements, and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party.

ARTICLE 19: REPRESENTATIONS AND WARRANTIES; COVENANTS

19.1 Representations and Warranties of SVAC and OFT. Each of SVAC and OFT severally represents and warrants to the other that

(a) it has full power and authority to enter into this Agreement or the Related Agreements, and to carry out the transactions to be carried out by it as contemplated herein and therein, and that each of this Agreement and the Related Agreements has been duly and validly executed and delivered by it, and constitutes the legal, valid and binding obligation of it, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies:

(b) the execution, delivery and performance by it of this Agreement, the other Related Agreements and all other instruments, agreements, certificates and documents contemplated hereby and thereby do not (i) violate any decree or judgment of any court or governmental authority which may be applicable to it; (ii) violate any Law (or regulation promulgated under any law); (iii) violate any decree or judgment of any court or Governmental Authority binding on it; (iv) violate or conflict with, or result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or permit cancellation of or loss of rights under, any Contract to which it is a party, or by which it is bound; (v) violate or conflict with any provision of its articles of incorporation or charter or By-Laws or (vi) result in the creation of any Lien upon any properties or assets of either Member or the JVC;

(c) it is a corporation duly organized, validly existing and in good standing under the laws of the state or province of its incorporation or organization and all corporate acts and other proceedings required to be taken by each party to authorize the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the Transactions contemplated hereby and thereby have been duly taken;

(d) no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with (i) any Governmental Authority (including those of the United States or Australia or (ii) any non-Affiliated third party (pursuant to contract or otherwise) is required to be obtained or made by or with respect to such party in connection with the execution and delivery of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby;

(e) it has delivered to the other party (i) its Certificate of Incorporation, as amended to date, and its By-Laws, as in effect on the date hereof, of itself (or similar corporate organization documents);

(f) it has good and valid title to all assets that it will contribute to the JVC, free and clear of all Liens; and; its assets to be contributed to the JVC are reasonably necessary for the JVC to operate its business pursuant to this Agreement and such assets are in normal working condition, ordinary wear and tear excepted;

(g) except as otherwise disclosed in writing to the other Member prior to the date hereof, there is no pending and, to its knowledge, threatened Governmental Authority or private claims, litigation, arbitration or other proceeding or Governmental Authority investigation pending or threatened against its Affiliates or their Businesses, by or against or any of its properties, assets, operations or businesses which relates to, seeks to enjoin or would materially adversely effect the transactions contemplated by this Agreement and the Related Agreements; and except as disclosed in writing to the other Member prior to the date hereof, it is not in default under any judgment, order or decree of any court, administrative agency or commission or other Governmental Authority applicable to it or any of its properties, assets, operations or its Business that relates to or would materially adversely effect the transfer of its Assets to the JVC or the consummation of the transaction contemplated by this Agreement or the Related Agreements;

(h) except as disclosed on Schedule 13.15 and except as would not result in a material adverse effect on business, assets, financial condition or results or prospects, it operates its business in compliance with all applicable Requirements of Law; except as disclosed on Schedule 13.15, it has not received any written communication from a Governmental Authority that alleges that its business is not being operated in compliance with any Requirement of Law; and

(i) except as disclosed, there are no outstanding rights, options, agreements or other commitments giving any Person any current or future right to require either party, or Affiliates to sell or deliver to such Person or third parties any ownership interests in such parties’ business or, other than those incurred in the ordinary course of business, any assets of it or its business.

19.2 Representation and Warranties of OFT. OFT represents and warrants to SVAC as follows:

(a) All outstanding license, research and development, distribution and marketing agreements to which OFT or any of its Affiliates is a party relating to Licensed Products as at the date of the Original Agreement are listed on Schedule 19.2 (a); neither OFT (or any of its Affiliates) nor any other party to such agreements is in default under such agreements (except to the extent that such default would not result in a material adverse effect on the business, assets, financial condition, results or prospects of OFT, its Affiliates or the JVC); and all such agreements were in full force and effect as at the date of the Original Agreement.

(b) The OFT assets purchased by the JVC pursuant to Section 9.1(a) had a fair market value at the time of purchase by the JVC of US$800,000. The OFT assets which comprise inventory (i) were acquired by OFT in the ordinary course of business at customary prices, (ii) consist of items usable for the purposes acquired in the ordinary course of business and (iii) were of sellable and merchantable quality and in normal working order, ordinary wear and tear excepted, at the time of purchase by the JVC.

(c) OFT grants the same representations and warranties towards SVAC as set out in the contribution agreement anexed to this Agreement.

19.3 Representations and Warranties of SVAC. SVAC represents and warrants to OFT as follows:

(a) Neither SVAC nor any other contracting party is in default under any of SVAC’s outstanding license, research and development, distribution and marketing agreements relating to fuel delivery systems or components thereof to which they are a party (except to the extent that such default would not result in a material adverse effect on the business, assets, financial condition, results or prospects of SVAC, its Affiliates or the JVC); and all such agreements were in full force and effect as at the date of the Original Agreement.

(b) To the actual knowledge of SVAC, (i) none of SVAC’s Affiliates nor any other contracting party is in default under any of such Affiliates’ outstanding license, research and development, distribution and marketing agreements relating to fuel delivery systems or components thereof to which such Affiliates are a party (except to the extent such default would not result in a material adverse effect on the business, assets, financial condition, results or prospects of SVAC, its Affiliates or the JVC) and (ii) all such agreements were in full force and effect as at the date of the Original Agreement.

(c) SVAC grants the same representations and warranties towards OFT as set out in the asset sale and purchase agreement anexed to this Agreement.

19.4 Opinions of Counsel. Prior or simultaneously with the execution and delivery of the Original Agreement, each Member delivered to the other Member a written opinion of counsel (including OFT’s Australian counsel) as to the matters described in Section 19.1 (a), (b), (c), (d) and (i) in form and substance satisfactory to each such Member’s counsel.

19.5 Survival. The representations and warranties contained in Section 11.3(b) and this Sections 19.1, 19.2 and 19.3 shall survive the formation of the JVC and the execution of the Original Agreement.

ARTICLE 20: MISCELLANEOUS

20.1 Notices. Any communication, notice, request, consent, demand or statement required or permitted hereunder shall be in writing and be given in person, by air freight delivery, by mail or by means of telex, facsimile or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type), and shall be deemed to have been given (a) on delivery (if given in person or by air freight delivery), (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) five business days after being deposited in the U.S. Mail, with proper postage for first-class registered or certified air mail prepaid, addressed to a party at its address set forth below:

If to SVAC, to:

c/o Siemens VDO Automotive Corporation

2400 Executive Hills Drive

Auburn Hills Michigan

Attention: President

Facsimile: (248) 209 7662

If to OFT, to:

Orbital Engine Corporation Limited.

1 Whipple Street

Balcatta 6021Western Australia

Attention: Chief Executive Officer

Facsimile: +61 8 9441 2133

Each party hereto may change such address by giving prior written notice to the other party as herein provided. In addition, copies of all notices should be made to the JVC at:

Synerject LLC

201 Enterprise Drive

Newport News, Virginia 23602

Attention: Chief Executive Officer

Facsimile: (757) 872-4986

20.2 Applicable Law. This Agreement shall be subject to and governed by the internal laws of the State of Delaware, without regard to the conflicts of law principles thereof.

20.3 Expenses. Each party shall bear its own cost and expense incurred in connection with the negotiation, execution and delivery of this Agreement and Related Agreements.

20.4 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

20.5 Severability. If any clause, paragraph, section, article or part of this Agreement is held or declared to be void, invalid, or illegal for any reason by any court of competent jurisdiction, the ineffectiveness of such provision shall not in any way invalidate or affect any other clause, paragraph, section, article or part of this Agreement, and this Agreement shall be reformed consistent with the original objectives as stated herein or therein.

20.6 No Waiver. Any failure or delay on the part of either party in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder or otherwise available in law or in equity.

20.7 Amendments. The terms and provisions of this Agreement shall not be modified, amended, waived, terminated or discharged, and additional or substituted terms or provisions shall not be incorporated herein, except by an instrument in writing signed by each party hereto.

20.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of such counterparts shall together constitute but one and all the same instrument.

20.9 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective Affiliates (to the extent provided herein) and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

20.10 Entire Agreement. This Agreement, the Related Agreements and the

Reorganization Agreements constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and thereof, and this Agreement, the Related Agreements and the Reorganization Agreements supersede previous or currently existing agreements and understandings or other arrangements of any kind (including the Letter of Intent) with respect to the said subject matter.

20.11 Advice of Legal Counsel. Each Member acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel. This Agreement shall not be construed against either Member by reasons of the drafting or preparation hereof.

20.12 Limitations on Damages. IN ANY ACTION FOR DAMAGES RELATING TO THIS AGREEMENT, NO PARTY HERETO OR PARENT OR AFFILIATE THEREOF OR BENEFICIARY HEREUNDER SHALL SEEK OR BE ENTITLED TO CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, EXCEPT TO THE EXTENT THAT A PARTY HEREUNDER IS REQUIRED TO INDEMNIFY THE OTHER PARTY FOR LOSSES RELATING TO CLAIMS, SUITS OR ACTIONS BROUGHT BY THIRD PARTIES.

20.13 Further Assurances. Each of the Members agrees to execute and deliver all such other additional instruments and documents and to do such other acts and things as may be necessary to more fully effectuate this Agreement and the JVC created hereby and to carry on the business of the JVC in accordance with this Agreement, the Related Agreements and the Reorganization Agreements, including making any filings required under any U.S. law related to reporting of foreign investments in the U.S.

20.14 Export Control. No party hereto shall disclose any technical information transferred to each other or to the JVC in accordance with this Agreement, or the direct product thereof, to any country to which transfer is prohibited by either the government of the United States, Australia or Germany without first having obtained the necessary approvals.

20.15 Publicity. The parties hereto agree that (i) no public release or announcement concerning the transactions contemplated by this Agreement, the Related Agreements or the Reorganization Agreements shall be issued by any party to this Agreement, the Related Agreements or the Reorganization Agreements or by the JVC except in each case as required by Law, and (ii) no public release or announcement concerning the business, financial results, information or operations of the JVC shall be issued by any party to this Agreement or the Related Agreements or by the JVC, except in each case as required by Law, and in such case shall inform the other party and the JVC of the contents of such release.

ARTICLE 21: GUARANTY OF OFT’s PARENT

21.1 Guaranty of OFT’s Parent. Orbital Engine Corporation Limited (i) has unconditionally and irrevocably guaranteed the representations, warranties, agreements and obligations of OFT and its Affiliates under this Agreement and the Related Agreements, irrespective of any circumstance which might constitute a defense available to, or legal or equitable discharge of, OFT or Orbital Engine Corporation Limited, as surety or guarantor, (ii) shall cause OFT and its Affiliates to faithfully perform or observe all of their respective representations, warranties, agreements and obligations under this Agreement and the Related Agreements and (iii) shall cause OFT and OECA to maintain their respective existences during the term of this Agreement, the Related Agreements and the JVC. Orbital Engine Corporation Limited has executed and delivered the Corporate Guaranty relating to the Siemens Loan Agreement, substantially in the form of Exhibit E to this Agreement. Enforcement of this Guaranty under Section 21.1 shall be subject to the provisions of Section 18.2.

* * * * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

ORBITAL FLUID TECHNOLOGIES, INC.

By:	/s/ K A Halliwell
Name:	Keith Anthony Halliwell
Title:	Chief Financial Officer

SIEMENS VDO AUTOMOTIVE CORPORATION, a Delaware corporation

By:	/s/ John Sanderson
Name:	John G Sanderson
Title:	President & CEO

By:	/s/ A Achuthan
Name:	Ashoka Achuthan
Title:	Executive Vice President & CFO

ORBITAL ENGINE CORPORATION LIMITED, a West Australian corporation

By:	/s/ K A Halliwell
Name:	Keith Anthony Halliwell
Title:	Chief Financial Officer

(For purposes of Article 6, Section 18.2 and Article 21.)

ANNEX 1

GROSS MARGIN APPORTIONMENT

ANNEX 2

MEMBER RATIO RECALCULATION

ANNEX 3

PLAN

Schedule 5.1

Capital Contributions

Upon Formation of JVC

Siemens Automotive Corporation	$[ * ] (cash)

Orbital Fluid Technologies, Inc.	$[ * ] (cash)

On October 1, 1997

Siemens Automotive Corporation	$[ * ] (cash)

Orbital Fluid Technologies, Inc.	$[ * ] (cash)

On April 1, 2003

Siemens VDO Automotive Corporation	$1.1 Million (cash)

Orbital Fluid Technologies, Inc.	$1.1 Million (asset contribution)

*	CONFIDENTIAL TREATMENT REQUESTED - THESE PORTIONS HAVE BEEN OMITTED AND ARE FILED SEPARATELY WITH THE COMMISSION

EXECUTION COPY

JOINT VENTURE AND LIMITED LIABILITY COMPANY AGREEMENT

between

ORBITAL FLUID TECHNOLOGIES, INC.

and

SIEMENS VDO AUTOMOTIVE CORPORATION

ARTICLE 6: DEBT FUNDING

6.1	Debt-Funding	15
6.2	Guarantees and Encumbrances	15

ARTICLE 7: PERCENTAGE INTEREST AND ALLOCATIONS

7.1	Percentage Interest	15
7.2	Allocation of Net Income and Net Losses	15
7.3	Allocation of Credits	15
7.4	Allocations with Respect to Certain Contributed Property	15
7.5	Allocations Following Capital Transactions	15
7.6	Federal Income Tax Allocations	16
7.7	Recharacterization of Items	16
7.8	Minimum Gain Chargeback	16
7.9	Partner Minimum Gain Chargeback	16
7.10	Allocation of Partner Nonrecourse Deductions	17

ARTICLE 8: DISTRIBUTIONS

8.1	Working Capital	17
8.2	Distribution of Distributable Funds	17
8.3	Liquidating Distributions	17

ARTICLE 9: THE JVC’s BUSINESS OPERATIONS

9.1	The Business	17
9.2	Delivery of Reorganization Agreements	18
9.3.1	Employees	18
9.3.2	Additional Employees	18
9.4	Components and Services	19

ARTICLE 10: JVC GOVERNANCE RULES

10.1	JVC Board of Directors	20
10.2	Major Decisions	22
10.3	CEO & CFO	24
10.4	Limitations on the Members	24
10.5	Patent Committee	25
10.6	Technology Committee	26

ARTICLE 11: DEVELOPMENT ENGINEERING

11	Engineering	26

ARTICLE 12: CERTAIN OPERATIONAL PROVISIONS

12.1	Financial, Accounting, Banking and other Matters	26
12.2	Annual Budget and Business Plan	27
12.3	Insurance	27
12.4	Financial and Other Information	27
12.5	Support Services	28
12.6	Tax Returns	28

ARTICLE 13: INDEMNIFICATION AND CONTRIBUTION

13.1	Indemnification by JVC of Individuals	29
13.2	Indemnification by Members for Unauthorized Acts, Etc.	31
13.3	Indemnification by Members for Third Party Claims	31
13.4	Indemnification of Members for Proportionate Liability	31
13.5	Indemnification Procedures	32
13.6	Remedies Cumulative	34
13.7	Survival of Indemnification	34

ARTICLE 14 TRANSFERS OF JVC INTERESTS AND BUY-SELL

14.1	General	34
14.2	General Restrictions on Transfer	34
14.3	Buy-Sell Rights	35
14.4	Sale to Third Party	36
14.5	Transfer to Related Party	37

ARTICLE 14A RECALCULATION		37

ARTICLE 14B EFFECT OF RECALCULATION		39

ARTICLE 14C CALL OPTION		40

ARTICLE 14D REINSTATEMENT / MAINTENANCE OF 50:50 MEMBER RATIO		41

ARTICLE 14E FUNDING OF JVC		41

ARTICLE 15: DEFAULTS		42

15.1	Default	42
15.2	Effect of Default	44
15.3	Other Breaches	44
15.4	Dissolution	44
15.5	Winding Up	45

ARTICLE 16: CONTINUING RIGHTS AND OBLIGATIONS TO PURCHASE PRODUCTS AND USE TECHNOLOGY

16.1	Rights Following Acquisition by One Member of the Other Member’s JVC Interest	45

ARTICLE 17: PROTECTION OF CONFIDENTIAL INFORMATION

17.1	Receipt of Confidential Information	46
17.2	Disclosure to Third Parties	46
17.3	Exemptions for Public Information etc.	46
17.4	Exemptions for Court Orders etc.	47
17.5	Customer Information	47
17.6	Return of Confidential Information	47
17.7	Additional Confidential Information	47
17.8	Term of Confidentiality	48

ARTICLE 18: DISPUTE RESOLUTION

18.1	Dispute Resolution	48
18.2	Disputes Regarding Non-Competition Agreement, Enforcement of Buy-Sell Rights or OECL Guaranty	49
18.3	Related Agreements	50
18.4	Confidentiality	50
18.5	Continued Performance	50

ARTICLE 19: REPRESENTATIONS AND WARRANTIES; COVENANTS

19.1	Representations and Warranties of SVAC and OFT	50
19.2	Representations and Warranties of OFT	52
19.3	Representations and Warranties of SVAC	52
19.4	Opinions of Counsel	53
19.5	Survival	53

ARTICLE 20 MISCELLANEOUS

20.1	Notices	53
20.2	Applicable Law	54
20.3	Expenses	54
20.4	Headings	54
20.5	Severability	54
20.6	No Waiver	54
20.7	Amendments	54
20.8	Counterparts	54
20.9	No Third Party Beneficiaries	54

20.10	Entire Agreement	54
20.11	Advice of Legal Counsel	55
20.12	Limitations on Damages	55
20.13	Further Assurances	55
20.14	Export Control	55
20.15	Publicity	55

ARTICLE 21: GUARANTY OF OFT PARENT

21.1	Guaranty of OFT’s Parent	55

Signature Page		57

EXHIBITS

EXHIBIT A	Orbital License Agreement [NOT ATTACHED]
EXHIBIT B	Orbital Technical Assistance Agreement [NOT ATTACHED]
EXHIBIT C	Siemens Administrative Services Agreement [NOT ATTACHED]
EXHIBIT D	Siemens License Agreement [NOT ATTACHED]
EXHIBIT E	Siemens Loan Agreement [NOT ATTACHED]
EXHIBIT F	Siemens-Orbital Synerject Agreement [NOT ATTACHED]
EXHIBIT G	Siemens Supply Agreement [NOT ATTACHED]
EXHIBIT H	Siemens Technical Assistance Agreement [NOT ATTACHED]
EXHIBIT I	Sublease [NOT ATTACHED]
EXHIBIT J	Business Transfer Agreements
EXHIBIT K	Cross Patent License Agreements
EXHIBIT L	Agreement to Expand License Rights
EXHIBIT M	Novation Agreement – OECL Guaranty
EXHIBIT N	Novation Agreement – Siemens Loan Agreement (Credit Facility)

ANNEXES

ANNEX 1	Gross Margin Apportionment
ANNEX 2	Member Ratio Recalculation
ANNEX 3	Plan

SCHEDULES

Schedule 3.1	Certificate of Formation [NOT ATTACHED]
Schedule 5.1	Capital Contributions
Schedule 5.2	OFT Assets to be Leased [NOT ATTACHED]
Schedule 9.1(a)(i)	Annual Budget and Business Plan [NOT ATTACHED]
Schedule 9.1(a)(ii)	OFT Assets to be Acquired by the JVC [NOT ATTACHED]
Schedule 9.3(i)	OFT Employees to be Made Offers [NOT ATTACHED]
Schedule 9.3(ii)	Synerject Employee Benefits [NOT ATTACHED]
Schedule 9.3(iii)	OFT Employees to be Terminated [NOT ATTACHED]
Schedule 10.1	Board of Directors [NOT ATTACHED]
Schedule 10.3	Executive Officers [NOT ATTACHED]
Schedule 19.2(a)	List of Orbital’s Agreements [NOT ATTACHED]

Amended and Restated JV and LLC Agreement

Annex 1

GROSS MARGIN APPORTIONMENT

Definition of Terms

1.	Gross Margin is the sum of

(a)	PRODUCT GROSS MARGIN

Net Serial Product Sales minus Product Material Costs and

(b)	ENGINEERING GROSS MARGIN

Engineering Revenues minus Engineering Costs

2.	Serial Product Sales

Serial sales of products delivered (but net of product returns), service sales, sales of customer-paid tooling, and piece-price amortization of customer-paid tooling or R&D expenses, for those programs identified in the parties’ agreed Business Plans.

3.	Product Material Costs include:

(a)	Standard material cost of product sales, plus purchase price change, for delivery of serial production products and services, including inbound freight and duties, and foreign exchange effects. Also included are the cost of sales associated with bundled license fees and customer-paid tooling. (The cost of customer-paid R&D is included in R&D costs).

(b)	Actual incurred and/or accrued costs of customer warranty provisions, including the write off of returns of defective products.

(c)	Actual incurred and/or accrued reserves for inventory losses or write-offs due to obsolescence (technical risk) and book-to-physical adjustments (quantity risk).

(d)	Actual incurred and/or accrued outbound freight, duties, and transportation fees when the unit selling prices to the customer covers such costs.

(e)	Actual incurred and/or accrued scrap costs coming from losses during the manufacturing process

(f)	Royalty expenses tied to unit sales volume (e.g. Orbital Motorcycle DI License)

(g)	All other direct material variances to standard cost

(h)	Product Material costs specifically exclude depreciation of oil-pump equipment and amortization of tooling.

4.	Engineering Revenues

Revenues from customer paid-engineering contracts, sales of samples and prototypes, and any royalties or licensing income coming from the customer programs identified in the parties’ respective Business Plans. Significant sources of unplanned revenues fro Synerject OLD are to be excluded from the apportionment calculation.

5.	Engineering Costs (“R&D Costs”)

(a)	Actual incurred or accrued material or purchased services in support of those projects identified in the parties’ respective Business Plans, including speculative product development activities for those customers.

(b)	Actual incurred or accrued cost of engineering personnel in support of customer programs, including speculative product development activities.

For programs included in the Business Plan, the gross margin on M&R systems that include products manufactured by Synerject will be counted on the basis of the ratio of the planned system profit markup % to the overall total planned markup%, utilizing planned internal transfer prices.

For programs not included in the Business Plan, Synerject management will propose to the Board the treatment of gross margin for the business valuation. Typically, for manufactured products, an internal transfer price including a reasonable profit markup will be established.

Amended and Restated JV and LLC Agreement between Orbital Fluid Technologies Inc. and Siemens VDO Automotive Corp.

Annex 2

Member Ratio Recalculation

based on Business Plans in US$ millions Eur:US$ 1:1

	Rotax Business Plan (Base Case)				M&R Business Plan				Old Synerject
fiscal years ending June 30	FY 04	FY 05	FY 06	Total	FY 04	FY 05	FY 06	Total	FY 04	FY 05	FY 06	Total
Product Sales	*	*	*	*	*	*	*	*	*	*	*	*
Material Purchase Costs	*	*	*	*	*	*	*	*	*	*	*	*
Warranty Expense	*	*	*	*	*	*	*	*	*	*	*	*
Inventory Losses	*	*	*	*	*	*	*	*	*	*	*	*
Freight Expense	*	*	*	*	*	*	*	*	*	*	*	*
Scrap Expense	*	*	*	*	*	*	*	*	*	*	*	*
Royalty Expense	*	*	*	*	*	*	*	*	*	*	*	*
Other Material Cost of Sales	*	*	*	*	*	*	*	*	*	*	*	*

Total Material Costs	*	*	*	*	*	*	*	*	*	*	*	*

Product Gross Margin	*	*	*	*	*	*	*	*	*	*	*	*

in% product sales	*	*	*	*	*	*	*	*	*	*	*	*
Engineering Revenues	*	*	*	*	*	*	*	*	*	*	*	*
Material and Purchased Svcs.	*	*	*	*	*	*	*	*	*	*	*	*
Direct Engineering Labor (included)	*	*	*	*	*	*	*	*	*	*	*	*

Total Engineering Costs	*	*	*	*	*	*	*	*	*	*	*	*

Engineering Gross Margin	*	*	*	*	*	*	*	*	*	*	*	*

Total Sales & Revenue	*	*	*	*	*	*	*	*	*	*	*	*

Total Gross Margin	*	*	*	*	*	*	*	*	*	*	*	*

in% total sales	*	*	*	*	*	*	*	*	*	*	*	*

A	Orbital Interest		= 50%(C/C1x*%) + (D/D1x*%)				*

B	SVAC Interest		= 50%(C/C1x*%) + (E/E1x*%)				*

C	Synerject ‘Old’ Gross Margin – Achieved						*	example only
C1	Synerject ‘Old’ Gross Margin – Planned						*	above

D	M&R Gross Margin –Achieved						*	example only
D1	M&R Gross Margin – Planned						*	above

E	* Gross Margin – Achieved						*	example only
E1	*Gross Margin – Planned						*	above

*	CONFIDENTIAL TREATMENT REQUESTED - THESE PORTIONS HAVE BEEN OMITTED AND ARE FILED SEPARATELY WITH THE COMMISSION

Amended and Restated JV and LLC Agreement between Orbital Fluid Technologies Inc. and Siemens VDO Automotive Corp.

Annex 3.1

Business Plan of Orbital’s Marine and Recreation Business

P / L Statement

based on M&R B/P Sept 4, 2002

US$	2001.02	2002.03	2003.04	2004.05	2005.06	2006.07
Sales
Product Sales	*	*	*	*	*	*
Service, Spares	*	*	*	*	*	*
Tooling recovery (BDR)	*	*	*	*	*	*
Engineering	*	*	*	*	*	*

Sales, total	*	*	*	*	*	*

% vs PY	*	*	*	*	*	*
thereof sales to
Synerject
Rotax
M&R
Material
from
Synerject	*	*	*	*	*	*
Rotax
M&R
Engineering overhead duplication		*	*	*	*	*
Valuation balancing			*	*	*	*
Service, Spares COS			*	*	*	*
Third Parties	*	*	*	*	*	*

Material, total	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

Depreciation - oil pump equip’t	*	*	*	*	*	*
Amortization - tooling (BDR)	*	*	*	*	*	*
Engineering Cost of sales	*	*	*	*	*	*

Gross Margin	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

R&D Expenses	*	*	*	*	*	*
% of sales	*	*	*	*	*	*
SG&A Expenses	*	*	*	*	*	*
% of sales	*	*	*	*	*	*
Other Expenses / Income	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

EBIT	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

Net Financing Expenses	*	*	*	*	*	*
% of sales	*	*	*	*	*	*
Profit before Tax	*	*	*	*	*	*
% of sales	*	*	*	*	*	*
Taxes	*	*	*	*	*	*
% of sales	*	*	*	*	*	*
Net Profit	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

Adjustments /corrections to M&R worse case (marked yellow):

1.	Sum of Sales in FY04 was not added correctly

2.	Depreciation corrected to line “Net Equipment”

3.	Formula Retained Earnings corrected

4	Sales and Cost of Sales corrected to M&R’s detailled Sales Plan

B / S Statement

based on M&R B/P Sept 4, 2002

0

	Op. Bal.	2001.02	2002.03	2003.04	2004.05	2005.06	2006.07
Ground and Building		*	*	*	*	*	*
Equipment	*	*	*	*	*	*	*
Intangilbles - Tooling		*	*	*	*	*	*

Fixed Assets	*	*	*	*	*	*	*

Inventory		*	*	*	*	*	*
DIOH		*	*	*	*	*	*
Account Receivables		*	*	*	*	*	*
DIOH		*	*	*	*	*	*
Thereof: third parties		*	*	*	*	*	*
Synerject		*	*	*	*	*	*
Rotax		*	*	*	*	*	*
M&R		*	*	*	*	*	*
Siemens VDO		*	*	*	*	*	*
Orbital		*	*	*	*	*	*
Other Receivables		*	*	*	*	*	*

Assets, total	*	*	*	*	*	*	*

Account Payables Trade	*	*	*	*	*	*	*
DIOH	*	*	*	*	*	*	*
Thereof: third parties	*	*	*	*	*	*	*
Synerject	*	*	*	*	*	*	*
Rotax	*	*	*	*	*	*	*
M&R	*	*	*	*	*	*	*
Siemens VDO	*	*	*	*	*	*	*
Orbital	*	*	*	*	*	*	*
Loans (+) / Cash (-)	*	*	*	*	*	*	*
Reserves	*	*	*	*	*	*	*
Other Liabilities	*	*	*	*	*	*	*

Liabilities, total	*	*	*	*	*	*	*

Share Capital	*	*	*	*	*	*	*
Paid in Capital	*	*	*	*	*	*	*
Current FY results	*	*	*	*	*	*	*
Retained Earnings	*	*	*	*	*	*	*

Equity	*	*	*	*	*	*	*

Equity & Liabilities	*	*	*	*	*	*	*

C / F Statement & Valuation (DCF method)

		2001.02	2002.03	2003.04	2004.05	2005.06	2006.07
EBIT		*	*	*	*	*	*
Depreciation & Amortization		*	*	*	*	*	*
Reserves (to reverse)		*	*	*	*	*	*
Var of Working Capital		*	*	*	*	*	*
Capital Expenditures		*	*	*	*	*	*
Taxes		*	*	*	*	*	*

Free Cash Flow		*	*	*	*	*	*

Discount rate 9%		*	*	*	*	*	*
Growth Rate 1%		*	*	*	*	*	*

Discounted FCFs	*		*	*	*	*	*

Terminal Value	*
Terminal Value, discounted	*

Enterprise Value	*

*	CONFIDENTIAL TREATMENT REQUESTED - THESE PORTIONS HAVE BEEN OMITTED AND ARE FILED SEPARATELY WITH THE COMMISSION

Amended and Restated JV and LLC Agreement between Orbital Fluid Technologies Inc. and Siemens VDO Automotive Corp.

Annex 3.2 PL

Business Plan of Rotax Business: P / L Statement

	2001.02	2002.03	2003.04	2004.05	2005.06	2006.07
Sales
Product Sales	*	*	*	*	*	*
Other Revenues	*	*	*	*	*	*

Sales, total	*	*	*	*	*	*

% vs PY	*	*	*	*	*	*
thereof sales to
Synerject
Rotax
M&R

Material
from
Synerject	*	*	*	*	*	*
Rotax	*	*	*	*	*	*
M&R	*	*	*	*	*	*
Siemens VDO	*	*	*	*	*	*
Orbital	*	*	*	*	*	*
Third Parties	*	*	*	*	*	*

Material, total	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

Depreciation
Other Cost of sales

Gross Margin	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

R&D Expenses	*	*	*	*	*	*
% of sales	*	*	*	*	*	*
SG&A Expenses 1)	*	*	*	*	*	*
% of sales	*	*	*	*	*	*
Other Expenses / Income	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

EBIT	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

Net Financing Expenses	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

Profit before Tax	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

Taxes 35%	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

Net Profit	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

1)	includes SG&A and Sales & Marketing expenses
*	CONFIDENTIAL TREATMENT REQUESTED - THESE PORTIONS HAVE BEEN OMITTED AND ARE FILED SEPARATELY WITH THE COMMISSION

Amended and Restated JV and LLC Agreement between Orbital Fluid Technologies Inc. and Siemens VDO Automotive Corp.

Annex 3.2 BS

Business Plan of Rotax Business: B / S Statement

	Op. Bal.	2001.02	2002.03	2003.04	2004.05	2005.06	2006.07
Ground and Building	*	*	*	*	*	*	*
Equipment	*	*	*	*	*	*	*
Intangilbles	*	*	*	*	*	*	*

Fixed Assets	*	*	*	*	*	*	*

Inventory	*	*	*	*	*	*	*
DIOH	*	*	*	*	*	*	*
Account Receivables	*	*	*	*	*	*	*
DIOH	*	*	*	*	*	*	*
Thereof: third parties
Synerject
Rotax
M&R
Siemens VDO
Orbital
Other Receivables

Assets, total	*	*	*	*	*	*	*

Account Payables Trade	*	*	*	*	*	*	*
DIOH	*	*	*	*	*	*	*
Thereof: third parties
Synerject
Rotax
M&R
Siemens VDO
Orbital
Loans (+) / Cash (-)	*	*	*	*	*	*	*
Reserves	*	*	*	*	*	*	*
Other Liabilities	*	*	*	*	*	*	*

Liabilities, total	*	*	*	*	*	*	*

Share Capital
Paid in Capital	*	*	*	*	*	*	*
Current FY results	*	*	*	*	*	*	*
Retained Earnings	*	*	*	*	*	*	*

Equity	*	*	*	*	*	*	*

Equity & Liabilities	*	*	*	*	*	*	*

*	CONFIDENTIAL TREATMENT REQUESTED - THESE PORTIONS HAVE BEEN OMITTED AND ARE FILED SEPARATELY WITH THE COMMISSION

Amended and Restated JV and LLC Agreement between Orbital Fluid Technologies Inc. and Siemens VDO Automotive Corp.

Annex 3.2 CF

Business Plan of Rotax Business: Business Plan of Rotax Business:

	2001.02	2002.03	2003.04	2004.05	2005.06	2006.07
EBIT	*	*	*	*	*	*
Depreciation	*	*	*	*	*	*
Reserves (to reverse)	*	*	*	*	*	*
Var of Working Capital	*	*	*	*	*	*
Capital Expenditures	*	*	*	*	*	*
Taxes	*	*	*	*	*	*

Free Cash Flow	*	*	*	*	*	*

*	CONFIDENTIAL TREATMENT REQUESTED - THESE PORTIONS HAVE BEEN OMITTED AND ARE FILED SEPARATELY WITH THE COMMISSION

Amended and Restated JV and LLC Agreement between Orbital Fluid Technologies Inc. and Siemens VDO Automotive Corp.

Annex 3.1

Business Plan of Orbital’s Marine and Recreation Business

P / L Statement

based on M&R B/P Sept 4, 2002

US$	2001.02	2002.03	2003.04	2004.05	2005.06	2006.07
Sales
Product Sales	*	*	*	*	*	*
Service, Spares	*	*	*	*	*	*
Tooling recovery (BDR)	*	*	*	*	*	*
Engineering	*	*	*	*	*	*

Sales, total	*	*	*	*	*	*

% vs PY	*	*	*	*	*	*
thereof sales to
Synerject
Rotax
M&R
Material
from
Synerject	*	*	*	*	*	*
Rotax
M&R
Engineering overhead duplication		*	*	*	*	*
Valuation balancing			*	*	*	*
Service, Spares COS			*	*	*	*
Third Parties	*	*	*	*	*	*

Material, total	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

Depreciation - oil pump equip’t	*	*	*	*	*	*
Amortization - tooling (BDR)	*	*	*	*	*	*
Engineering Cost of sales	*	*	*	*	*	*

Gross Margin	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

R&D Expenses	*	*	*	*	*	*
% of sales	*	*	*	*	*	*
SG&A Expenses	*	*	*	*	*	*
% of sales	*	*	*	*	*	*
Other Expenses / Income	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

EBIT	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

Net Financing Expenses	*	*	*	*	*	*
% of sales	*	*	*	*	*	*
Profit before Tax	*	*	*	*	*	*
% of sales	*	*	*	*	*	*
Taxes	*	*	*	*	*	*
% of sales	*	*	*	*	*	*
Net Profit	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

Adjustments /corrections to M&R worse case (marked yellow):

1.	Sum of Sales in FY04 was not added correctly

2.	Depreciation corrected to line “Net Equipment”

3.	Formula Retained Earnings corrected

4	Sales and Cost of Sales corrected to M&R’s detailled Sales Plan

*	CONFIDENTIAL TREATMENT REQUESTED - THESE PORTIONS HAVE BEEN OMITTED AND ARE FILED SEPARATELY WITH THE COMMISSION

Amended and Restated JV and LLC Agreement between Orbital Fluid Technologies Inc. and Siemens VDO Automotive Corp.

Annex 3.1

Business Plan of Orbital’s Marine and Recreation Business

B / S Statement

based on M&R B/P Sept 4, 2002

0

	Op. Bal.	2001.02	2002.03	2003.04	2004.05	2005.06	2006.07
Ground and Building		*	*	*	*	*	*
Equipment	*	*	*	*	*	*	*
Intangilbles - Tooling		*	*	*	*	*	*

Fixed Assets	*	*	*	*	*	*	*

Inventory		*	*	*	*	*	*
DIOH		*	*	*	*	*	*
Account Receivables		*	*	*	*	*	*
DIOH		*	*	*	*	*	*
Thereof: third parties		*	*	*	*	*	*
Synerject		*	*	*	*	*	*
Rotax		*	*	*	*	*	*
M&R		*	*	*	*	*	*
Siemens VDO		*	*	*	*	*	*
Orbital		*	*	*	*	*	*
Other Receivables		*	*	*	*	*	*

Assets, total	*	*	*	*	*	*	*

Account Payables Trade	*	*	*	*	*	*	*
DIOH	*	*	*	*	*	*	*
Thereof: third parties	*	*	*	*	*	*	*
Synerject	*	*	*	*	*	*	*
Rotax	*	*	*	*	*	*	*
M&R	*	*	*	*	*	*	*
Siemens VDO	*	*	*	*	*	*	*
Orbital	*	*	*	*	*	*	*
Loans (+) / Cash (-)	*	*	*	*	*	*	*
Reserves	*	*	*	*	*	*	*
Other Liabilities	*	*	*	*	*	*	*

Liabilities, total	*	*	*	*	*	*	*

Share Capital	*	*	*	*	*	*	*
Paid in Capital	*	*	*	*	*	*	*
Current FY results	*	*	*	*	*	*	*
Retained Earnings	*	*	*	*	*	*	*

Equity	*	*	*	*	*	*	*

Equity & Liabilities	*	*	*	*	*	*	*

C / F Statement & Valuation (DCF method)

		2001.02	2002.03	2003.04	2004.05	2005.06	2006.07
EBIT		*	*	*	*	*	*
Depreciation & Amortization		*	*	*	*	*	*
Reserves (to reverse)		*	*	*	*	*	*
Var of Working Capital		*	*	*	*	*	*
Capital Expenditures		*	*	*	*	*	*
Taxes		*	*	*	*	*	*

Free Cash Flow		*	*	*	*	*	*

Discount rate 9%		*	*	*	*	*	*
Growth Rate 1%		*	*	*	*	*	*

Discounted FCFs	*		*	*	*	*	*

Terminal Value	*
Terminal Value, discounted	*

Enterprise Value	*

*	CONFIDENTIAL TREATMENT REQUESTED - THESE PORTIONS HAVE BEEN OMITTED AND ARE FILED SEPARATELY WITH THE COMMISSION

Amended and Restated JV and LLC Agreement between Orbital Fluid Technologies Inc. and Siemens VDO Automotive Corp.

Annex 3.2 PL

Business Plan of Rotax Business: P / L Statement

	2001.02	2002.03	2003.04	2004.05	2005.06	2006.07
Sales
Product Sales	*	*	*	*	*	*
Other Revenues	*	*	*	*	*	*

Sales, total	*	*	*	*	*	*

% vs PY	*	*	*	*	*	*
thereof sales to
Synerject
Rotax
M&R

Material
from
Synerject	*	*	*	*	*	*
Rotax	*	*	*	*	*	*
M&R	*	*	*	*	*	*
Siemens VDO	*	*	*	*	*	*
Orbital	*	*	*	*	*	*
Third Parties	*	*	*	*	*	*

Material, total	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

Depreciation
Other Cost of sales

Gross Margin	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

R&D Expenses	*	*	*	*	*	*
% of sales	*	*	*	*	*	*
SG&A Expenses 1)	*	*	*	*	*	*
% of sales	*	*	*	*	*	*
Other Expenses / Income	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

EBIT	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

Net Financing Expenses	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

Profit before Tax	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

Taxes 35%	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

Net Profit	*	*	*	*	*	*
% of sales	*	*	*	*	*	*

1)	includes SG&A and Sales & Marketing expenses
*	CONFIDENTIAL TREATMENT REQUESTED - THESE PORTIONS HAVE BEEN OMITTED AND ARE FILED SEPARATELY WITH THE COMMISSION

Amended and Restated JV and LLC Agreement between Orbital Fluid Technologies Inc. and Siemens VDO Automotive Corp.

Annex 3.2 BS

Business Plan of Rotax Business: B / S Statement

	Op. Bal.	2001.02	2002.03	2003.04	2004.05	2005.06	2006.07
Ground and Building	*	*	*	*	*	*	*
Equipment	*	*	*	*	*	*	*
Intangilbles	*	*	*	*	*	*	*

Fixed Assets	*	*	*	*	*	*	*

Inventory	*	*	*	*	*	*	*
DIOH	*	*	*	*	*	*	*
Account Receivables	*	*	*	*	*	*	*
DIOH	*	*	*	*	*	*	*
Thereof: third parties
Synerject
Rotax
M&R
Siemens VDO
Orbital
Other Receivables

Assets, total	*	*	*	*	*	*	*

Account Payables Trade	*	*	*	*	*	*	*
DIOH	*	*	*	*	*	*	*
Thereof: third parties
Synerject
Rotax
M&R
Siemens VDO
Orbital
Loans (+) / Cash (-)	*	*	*	*	*	*	*
Reserves	*	*	*	*	*	*	*
Other Liabilities	*	*	*	*	*	*	*

Liabilities, total	*	*	*	*	*	*	*

Share Capital
Paid in Capital	*	*	*	*	*	*	*
Current FY results	*	*	*	*	*	*	*
Retained Earnings	*	*	*	*	*	*	*

Equity	*	*	*	*	*	*	*

Equity & Liabilities	*	*	*	*	*	*	*

*	CONFIDENTIAL TREATMENT REQUESTED - THESE PORTIONS HAVE BEEN OMITTED AND ARE FILED SEPARATELY WITH THE COMMISSION

Amended and Restated JV and LLC Agreement between Orbital Fluid Technologies Inc. and Siemens VDO Automotive Corp.

Annex 3.2 CF

Business Plan of Rotax Business: Business Plan of Rotax Business:

	2001.02	2002.03	2003.04	2004.05	2005.06	2006.07
EBIT	*	*	*	*	*	*
Depreciation	*	*	*	*	*	*
Reserves (to reverse)	*	*	*	*	*	*
Var of Working Capital	*	*	*	*	*	*
Capital Expenditures	*	*	*	*	*	*
Taxes	*	*	*	*	*	*

Free Cash Flow	*	*	*	*	*	*

*	CONFIDENTIAL TREATMENT REQUESTED - THESE PORTIONS HAVE BEEN OMITTED AND ARE FILED SEPARATELY WITH THE COMMISSION